Exhibit 1.1

MINISO Group Holding Limited

36,990,000 International Offer Shares
(par value US$0.00001 per International Offer Share)
__________________________

INTERNATIONAL UNDERWRITING AGREEMENT

__________________________

July [6], 2022

Merrill Lynch (Asia Pacific) Limited (“BofA Securities”)
55/F, Cheung Kong Center
2 Queen’s Road Central

Central, Hong Kong

Haitong International Securities Company Limited (“HIS”)
22/F, Li Po Chun Chambers
189 Des Voeux Road Central
Hong Kong

UBS AG Hong Kong Branch1 (“UBS AG”)
52/F, Two International Finance Centre
8 Finance Street, Central
Hong Kong

Merrill Lynch, HIS and UBS AG, collectively, as the joint global coordinators (the “Joint Global Coordinators”) on behalf of the several International Underwriters named in SCHEDULE I-B hereto

UBS Securities LLC (“UBS Securities”)
1285 Avenue of the Americas, New York
New York 10019
United States

Ladies and Gentlemen:

MINISO Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement” or the “International Underwriting Agreement”), to issue and sell to the purchasers (the “Subsequent Purchasers”) procured by the several international underwriters named in SCHEDULE I-B hereto (the “International Underwriters”), or failing which, to the International Underwriters ordinary shares of par value US$0.00001 per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the International Underwriters or to the Subsequent Purchasers an aggregate of 36,990,000 Shares (the “Firm Shares”). In addition, the Company proposes to sell to the Subsequent Purchasers, or failing which, to the International Underwriters, up to 6,165,000 additional Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares.” The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

1 UBS AG is incorporated in Switzerland with limited liability.

The Company has entered into an agreement dated June 29, 2022 (the “Hong Kong Underwriting Agreement”) relating to the offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (the “PRC”) of initially an aggregate of 4,110,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$[.] per Share (the “International Offer Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[.] per Share (the “Hong Kong Offer Price”), which is exclusive of brokerage per Share of 1.0% of the International Offer Price or the Hong Kong Offer Price, as the case may be (the “Brokerage”), a trading fee per Share of 0.005% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Trading Fee”) imposed by the SEHK, a transaction levy per Share of 0.0027% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “SFC Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”) and a transaction levy per Share of 0.00015% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “FRC Transaction Levy”) imposed by the Financial Reporting Council of Hong Kong (the “FRC”), in each case payable by the purchasers of the International Offer Shares or Hong Kong Offer Shares, as applicable (except in the event where the International Underwriters have to purchase Offer Shares pursuant to their underwriting commitments under this Agreement, no Brokerage would be payable by such International Underwriters). The Trading Fee, the SFC Transaction Levy and the FRC Transaction Levy are also payable by the Company with respect to the Offer Shares.

The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an agreement between international and Hong Kong underwriting syndicates (the “Agreement Between Syndicates”), which, among other things, confirms that BofA Securities, HIS and UBS AG shall act as the Joint Global Coordinators of the Global Offering, BofA Securities, HIS, UBS AG and UBS Securities (in relation to the International Offering only) shall act as the joint bookrunners (the “Joint Bookrunners”) of the Global Offering, and BofA Securities, HIS, UBS AG, UBS Securities (in relation to the International Offering only), Futu Securities International (Hong Kong) Limited and GF Securities (Hong Kong) Brokerage Limited shall act as the joint lead managers (the “Joint Lead Managers”) of the Global Offering, and that the Joint Global Coordinators shall have the right to allocate Offer Shares between the International Offering and the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and/or the Hong Kong Underwriters.

The obligations of each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as stipulated in this Agreement are several (and not joint or joint and several). None of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters will be liable for any failure on the part of any of the other Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or International Underwriters to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or International Underwriters to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters. Some of the International Underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

An International Underwriter can enter into sub-underwriting arrangements in respect of any part of its International Offering underwriting commitment, provided that it cannot offer or sell any International Offer Shares in connection with any such sub-underwriting arrangements to any person in respect of whom such offer or sale would be in contravention of applicable Laws or selling restrictions. All commissions payable for any sub-underwriting arrangements will be borne by the relevant International Underwriter.

Reference is made to a Stock Borrowing Agreement (the “Stock Borrowing Agreement”), dated as of July 6, 2022, between LMX MC Limited (the “Lender”) and the Stabilizing Manager (as defined below) (the “Borrower”), pursuant to which the Lender has agreed to lend to the Borrower up to an aggregate of up to 6,165,000 Shares during the term of Stock Borrowing Agreement to facilitate the settlement of over-allocations.

A prospectus dated June 30, 2022 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 of the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) on Form F-3 (File No. 333-264009) relating to the registration of the Shares, including the Offer Shares and the borrowed shares made available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement. Such registration statement, and any post-effective amendment thereto, became effective on filing with the Commission. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, is referred to herein as the“ Registration Statement”; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary form of the prospectus (including the Base Prospectus and any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus”; the Pricing Prospectus, as supplemented by the information and documents listed on SCHEDULE II hereto, is hereinafter called the “Pricing Disclosure Package”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, and any documents filed or furnished by the Company under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) and incorporated by reference therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”). For the purposes of this Agreement, the “Time of Sale” means the time when the sales of the International Offer Shares were first made, which is [8:00 a.m.], New York City Time on the date of this Agreement.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. BofA Securities, HIC and UBS Securities Hong Kong Limited are acting as the joint sponsors (the “Joint Sponsors”) to the Company’s application for listing.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereunder,” “hereby,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, subsection, paragraph, sentence or other subdivision of this Agreement. The term “or”, as used herein, is not exclusive, and the use of the term “including” shall be without limitation. The term “business day,” as used herein, shall mean a day (other than Saturday or Sunday) on which banking institutions in the PRC, Hong Kong and New York are all open generally for normal banking business and on which the SEHK is open for business of dealing in securities.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; “Encumbrance” means any mortgage, charge, pledge, lien or other security interest or any option, restriction, right of first refusal, right of pre-emption or other third party claim, right, interest or preference or any other encumbrance of any kind; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority (as defined below)); and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the Cayman Islands, the PRC, the U.S. or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, fee, assessment, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the Cayman Islands, the PRC, the U.S. or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation. References in this Agreement to knowledge, information, belief or awareness or similar terms (“knowledge”) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due and careful enquiries.

1.            Sale and Purchase.

(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Subsequent Purchasers, or failing which, to the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers for, or failing which, to purchase itself or through its Affiliates from the Company, the number of Firm Shares set forth opposite the name of such International Underwriter in SCHEDULE I-B hereto (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the International Offer Price.

In addition, the Company hereby grants to the several International Underwriters an option (the “Over-allotment Option”) to procure purchasers for, or failing which, to purchase themselves, and upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers for, or failing which, to purchase themselves or through their respective Affiliates, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters or the Subsequent Purchasers procured by it as applicable, all or a portion of the Option Shares as may be necessary to cover, among other things, over-allocations made in connection with the offering of the Firm Shares, at the International Offer Price. The Over-allotment Option may be exercised by the Joint Global Coordinators at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days from the last day for the lodging of applications under the Hong Kong Public Offering, by written notice, substantially in the form set forth in EXHIBIT D hereto, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided, however, that no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof). Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by the Subsequent Purchasers procured by each of the International Underwriters, or failing which, such International Underwriter, shall be the number (subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters or the Subsequent Purchasers pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in SCHEDULE I-B hereto bears to the total number of Firm Shares (subject to any reallocation by the Joint Global Coordinators of the Offer Shares between the International Offering and the Hong Kong Public Offering), and subject to adjustment in accordance with Section 8 hereof.

The Joint Global Coordinators, on behalf of the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, shall determine the manner and basis of allocation of the International Offer Shares. Upon the authorization by the Joint Global Coordinators of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of the International Offer Shares by each International Underwriter shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto), or failing which, as principal to purchase the International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth. In view of the foregoing, a purchase of International Offer Shares may include a subscription for the International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of the International Offer Shares by the Company.

(b)	The Company and the International Underwriters agree as follows:

(A)	that under the direction of the Joint Global Coordinators:

(i)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 15 times or more but less than 50 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 30% of the total number of Offer Shares (excluding the Option Shares);

(ii)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 50 times or more but less than 100 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 40% of the total number of Offer Shares (excluding the Option Shares);

(iii)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 100 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 50% of the total number of Offer Shares (excluding the Option Shares); and

(iv)	subject to Clauses 1(b)(A)(i) through (iii) above, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obligated to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in Clauses 1(b)(A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Global Coordinators in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering; provided, that the International Underwriters shall be entitled to receive an amount equal to the underwriting commission on the Reallocated Shares (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B)	that the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obligated to) reallocate all or any of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Global Coordinators and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offer Price, the number of the Unsold Shares that are reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the underwriting commission on the number of the Unsold Shares reallocated to it (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)	In consideration of the agreement for the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) an underwriting commission at each Time of Delivery, equal to 3.5% of the International Offer Price (the “International Underwriters’ Commission”), for each International Offer Share (including each Unsold Share reallocated to the International Offering, each Reallocated Share reallocated to the Hong Kong Public Offering and each Option Share). The Joint Global Coordinators shall allocate the International Underwriters’ Commission among all International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in SCHEDULE I-B hereto. The Company agrees to pay or cause to be paid, in respect of the Hong Kong Offer Shares (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering under this Agreement), to the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), an underwriting commission pursuant to Clause 6.1 of the Hong Kong Underwriting Agreement (the “Hong Kong Underwriters’ Commission”). The Joint Global Coordinators shall allocate the Hong Kong Underwriters’ Commission among all Hong Kong Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Hong Kong Offer Shares set forth opposite the name of the relevant Hong Kong Underwriter in SCHEDULE I-C hereto. Any outstanding Sponsors Fee payable to each of the Joint Sponsors (other than accrued out-of-pocket expenses) as defined in the Sponsors Engagement Letter shall be credited against the underwriting commission payable to each such Joint Sponsor or its affiliate in connection with the Global Offering pursuant to the terms of the Sponsors Engagement Letter.

In addition, the Company agrees to pay or cause to be paid to the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) an incentive fee equal to 1% of the aggregate International Offer Price in respect of the International Offer Shares (including the International Offer Shares reallocated to the Hong Kong Public Offering and the Hong Kong Offer Shares reallocated to the International Offering under this Agreement) (the “International Underwriters’ Incentive Fee”). The Joint Global Coordinators shall allocate the International Underwriters’ Incentive Fee among all International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in SCHEDULE I-B hereto. The Company agrees to pay or cause to be paid to the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) an incentive fee equal to 1% of the aggregate Hong Kong Offer Price in respect of the Hong Kong Offer Shares (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering under this Agreement) (the “Hong Kong Underwriters’ Incentive Fee”). The Joint Global Coordinators shall allocate the Hong Kong Underwriters’ Incentive Fee among all Hong Kong Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Hong Kong Offer Shares set forth opposite the name of the relevant Hong Kong Underwriter in SCHEDULE I-C hereto.

(d)	In connection with the Global Offering, Merrill Lynch International, to the exclusion of all others, is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obligated to, and not as agent of the Company), to the extent permitted by applicable Laws, make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) (whether in Hong Kong or elsewhere) with a view to supporting the market price of the Shares at a level higher than that might otherwise prevail for a limited period after the Listing Date. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person to be its agent(s) for the purposes of taking any stabilization actions pursuant to this subsection (d). Any such agent(s) shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (d). Any stabilization action taken by the Stabilizing Manager or any person acting for it as stabilizing manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all other applicable Laws and may be discontinued at any time at the sole and absolute discretion of the Stabilizing Manager. Each of the International Underwriters (other than the Stabilizing Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Stabilizing Manager) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its respective Affiliates and/or agents not to take, directly or indirectly (in the open market or otherwise), any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance, in violation of applicable Laws, of the price of any security of the Company.

All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the International Underwriters in the same proportions, as nearly as may be practicable, as the respective International Offering underwriting commitments of the International Underwriters, and may be deducted from the commissions payable to the International Underwriters. All profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Joint Global Coordinators in accordance with the proportions which their respective International Offering underwriting commitments bear to the total International Offering underwriting commitments of the Joint Global Coordinators.

2.            Payment and Delivery.

(a)	The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around 9:30 p.m., New York City Time on July 12, 2022 or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing, and (B) with respect to the Option Shares as to which the Over-allotment Option has been exercised, at or around 9:30 p.m., New York City Time on the date specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of their exercise on behalf of the International Underwriters of the Over-allotment Option to procure purchasers for or purchase themselves such Option Shares or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; each time and date for delivery of, and payment for, the Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein referred to as a “Time of Delivery.” The Company hereby appoints UBS AG as the settlement agent to the Global Offering (the “Settlement Agent”).

(b)	The International Offer Shares to be purchased by the Subsequent Purchasers or each International Underwriter hereunder (including any Unsold Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1 hereof) shall be delivered by or on behalf of the Company to the Joint Global Coordinators, in definitive form, and in such authorized denominations and registered in such names as the Joint Global Coordinators may, on behalf of such International Underwriter, request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”), as designated in each case by the Joint Global Coordinators on behalf of such International Underwriter, against payment by or on behalf of such International Underwriter of the aggregate International Offer Price therefor by wire transfer to such account or accounts specified by the Company by at least two business days’ notice prior to each Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Global Coordinators to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to each Time of Delivery.

(c)	It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until (i) payment therefor has been made pursuant hereto and (ii) each of CCASS and the Company shall have furnished or caused to be furnished to the Joint Global Coordinators, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Global Coordinators of such delivery of the International Offer Shares.

(d)	At each Time of Delivery, (A) the Joint Global Coordinators shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery (i) the underwriting commission payable to the International Underwriters and the incentive fee payable to the International Underwriters pursuant to Section 1 hereof, (ii) the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the FRC Transaction Levy payable by the Company, on the one hand, and payable by the purchasers of the International Offer Shares, on the other hand, on the sale and purchase of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), which the Joint Global Coordinators will, on behalf of the Company, pay to the SEHK, the SFC and the FRC, as applicable, and (iii) the amounts payable by the Company to the International Underwriters pursuant to Clauses [(a)], (n), (q), [(r)], [(s)] and (v) of Section 5 hereof, provided that the Joint Global Coordinators shall provide [detailed] invoice for their respective out-of-pocket expenses to the Company at least one business day before the Listing Date, and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company hereunder are insufficient to cover the amounts payable to the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters, as applicable, hereunder or otherwise payable by the Company hereunder, the Company shall pay, or cause to be paid, in full the shortfall at such Time of Delivery or as soon as reasonably practicable upon demand by the Joint Global Coordinators for themselves or on behalf of the International Underwriters (as applicable) or by the relevant party to which the amount is payable by the Company. The Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), which shall be allocated by the Joint Global Coordinators among the International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in SCHEDULE I-B hereto.

(e)	At each Time of Delivery or as soon as reasonably practicable upon demand after such Time of Delivery, to the extent that any amounts payable by the Company to the Joint Global Coordinators or the International Underwriters, as applicable, hereunder or otherwise payable by the Company hereunder are not or will not be deducted at such Time of Delivery from the amounts payable to the Company hereunder, the Company shall pay, or cause to be paid, in full such amounts to the Joint Global Coordinators for themselves or on behalf of the International Underwriters, as applicable, or to the relevant party to which the amount is payable by the Company, by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Settlement Agent, the Joint Global Coordinators or such relevant party.

(f)	The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to the Option Shares as to which the Over-allotment Option has been exercised, at or prior to the Additional Time of Delivery of such Option Shares, in each case at the office of Sidley Austin, Level 39, Two International Finance Centre, 8 Finance Street, Central, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 6:00 p.m., Hong Kong Time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as set forth in SCHEDULE III hereto.

The Company represents and agrees that, without the prior consent of the Joint Global Coordinators, it has not made and will not make any offer relating to the Offer Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Global Coordinators, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Joint Global Coordinators is listed on SCHEDULE II hereto.

The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees and undertakes that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic roadshow.

The Company agrees and undertakes that if at any time following the issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Global Coordinators and, if requested by the Joint Global Coordinators, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission.

The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than those with the prior consent of the Joint Global Coordinators with entities that the Company believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501 of the Regulation D under the Securities Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Joint Global Coordinators; and the Company reconfirms that the Joint Global Coordinators have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

In addition, any certificate signed by any officer or director of the Company or of any of the other members of the Group and delivered to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters or any of their counsel in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and International Underwriters.

4.            Certain Covenants of the Company. The Company agrees with each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters:

(a)	to take such action as may be required by the Joint Global Coordinators and the Joint Sponsors to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Global Coordinators or the Joint Sponsors may designate and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process in any jurisdiction (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Global Coordinators and the Joint Sponsors of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)	to (A) promptly prepare each of the Pricing Disclosure Package and Prospectus in a form approved by the Joint Global Coordinators and the Joint Sponsors and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, (B) advise the Joint Global Coordinators and the Joint Sponsors, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Joint Global Coordinators and the Joint Sponsors with copies thereof, (C) file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, and (D) make no further amendment or supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Joint Global Coordinators and the Joint Sponsors promptly after reasonable notice thereof;

(c)	to furnish or make available without charge to the Joint Global Coordinators and the International Underwriters, prior to 9:00 a.m., New York City time, on the business day next succeeding the date hereof and thereafter from time to time, written and electronic copies of the Pricing Disclosure Package and the Prospectus (and of each amendment or supplement thereto if the Company shall have made any such amendment or supplement) in such quantities and in such jurisdictions as the Joint Global Coordinators or the International Underwriters may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such International Underwriter, to prepare and deliver to such International Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d)	to procure, subject to any waiver granted by the SEHK, that no connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it), apply to purchase International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Global Coordinators (on behalf of the International Underwriters);

(e)	to advise the Joint Global Coordinators and the Joint Sponsors promptly if at any time prior to the later of the Option Expiration Date (as defined below) and the date on which the Joint Global Coordinators notify the Company that the distribution of the International Offer Shares is complete:

(A)	any event shall occur or any circumstance shall exist which renders or could render untrue, inaccurate or misleading in any respect any of the representations and warranties and other statements of the Company herein; any event shall occur or any circumstance shall exist which give rise or could give rise to a claim under any of the indemnities (to the extent applicable) as contained in, or given pursuant to, this Agreement; or

(B)	any event shall occur or any circumstance shall exist which requires or could require the making of any change to the Registration Statement, the Pricing Disclosure Package, or the Prospectus so that the Registration Statement, the Pricing Disclosure Package, or the Prospectus, or any individual Supplemental Offering Material (as used herein, “Supplemental Offering Material” means any written communication (within the meaning of the Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the International Offer Shares, including, without limitation, all information, materials and documents issued, given or presented in any of the investor presentations and/or roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering that constitute such written communication) when considered together with the Registration Statement, the Pricing Disclosure Package, or the Prospectus, would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Registration Statement, the Pricing Disclosure Package, or the Prospectus was delivered, not misleading; or

(C)	it shall become necessary or desirable for any other reason to amend or supplement the Registration Statement, the Pricing Disclosure Package, or the Prospectus,

and in each of the cases described in Clauses (A) through (C) above, the Company shall promptly prepare, announce, issue, publish, distribute or otherwise make available, at the Company’s expense, amendments or supplements to the Registration Statement, the Pricing Disclosure Package, or the Prospectus as the Joint Global Coordinators and the Joint Sponsors may require; provided, however, that any amendment or supplement to the Registration Statement, the Pricing Disclosure Package, or the Prospectus (whether made pursuant to this subsection (e) or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by or knowledge of the Joint Global Coordinators and/or the Joint Sponsors of such amendment or supplement, shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the International Underwriters as set forth in this Agreement or constitute a waiver or modification, or result in the loss, of any rights hereunder of the Joint Global Coordinators or the International Underwriters, as the case may be, to terminate this Agreement and/or seek indemnification or otherwise prejudice any other rights of the Joint Global Coordinators or the Joint Sponsors or the International Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the representations and warranties and other statements of the Company herein or otherwise) (as used herein, “Option Expiration Date” means the date falling thirty (30) calendar days after the last day and for the lodging of applications under the Hong Kong Public Offering, being the last day of the period during which the Over-allotment Option can be exercised pursuant hereto);

Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Joint Global Coordinators and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Joint Global Coordinators reasonably object;

(f)	to advise the Joint Global Coordinators promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands, the PRC, or the United States or any other applicable jurisdiction for amendments or supplements to the Registration Statement, the Pricing Disclosure Package, or the Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the International Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands, the PRC or the United States or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible;

(g)	to make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Group (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h)	during a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Joint Global Coordinators copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Joint Global Coordinators as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the Company as you may from time to time reasonably request; provided that it is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Company or the Commission;

(i)	to comply with The Rules Governing the Listing of Securities on the SEHK (as amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (collectively, the “Listing Rules”) and/or any other applicable Law, including to disclose by way of announcement or otherwise and disseminate to the public, under certain circumstances, information affecting any estimated financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any information required by the SEHK, the Listing Rules and/or any other applicable Law or Authority to be disclosed and disseminated to the public by the Company; provided, however, that no such disclosure shall be made by the Company without first having been submitted to the Joint Global Coordinators and the Joint Sponsors for their review not less than two business day prior to such issuance;

(j)	maintain accurate books and records and accounting and management systems that are relevant (i) to the obligations of the Company and its directors to comply with the Listing Rules and other legal regulatory requirements, in particular the financial reporting, disclosure of price sensitive information and notifiable and connected transaction requirements; and (ii) to make a proper assessment of the financial position and prospects of the Company and the other members of the Group, both before and after listing on the SEHK;

(k)	not to, and to procure any member of the Group, and/or any of their respective directors, officers, employees, affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not included in each of the Pricing Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day (40th) immediately following the date on which the Hong Kong Offer Price is determined;

(l)	prior to the later of the Option Expiration Date and the date on which the Joint Global Coordinators notify the Company that the distribution of the International Offer Shares is complete, to, and to cause the other members of the Group and all other parties acting on its or their behalf to, issue no press announcement, press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any other member of the Group, the financial condition results of operations, business, properties, assets or liabilities of the Company or any other member of the Group, or the offering of the Offer Shares, without the prior approval of the Joint Global Coordinators and the Joint Sponsors;

(m)	during a period of three years from the effective date of the Registration Statement, to furnish to the Joint Global Coordinators and, upon request, to each of the other International Underwriters copies of its annual report to its shareholders, and to deliver to the Joint Global Coordinators (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEHK, the SFC, the Commission, any securities exchange on which any class of securities of the Company is listed or mailed to shareholders, and (B) such additional information concerning the business and financial condition of the Company as the Joint Global Coordinators may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and other members of the Group are consolidated in reports furnished to the Company’s shareholders generally or to the Commission); provided, however, that in each case, the Company will have no obligation to deliver such reports or other communications (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR system or the reporting system of such securities exchange;

(n)	for so long as the Shares are outstanding, to file with the SEHK, the SFC, the Commission and any other relevant Authority in Hong Kong, the U.S. and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(o)	at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder or not in compliance with the information furnishing requirements of Rule 12g3-2(b) thereunder, for the benefit of holders from time to time of Shares, to furnish at its expense, upon request, to holders of Shares and prospective purchasers of securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

(p)	prior to the expiration of one year after the latest Time of Delivery, not to, and not to permit any of its Affiliates to, resell any of the Shares which constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them;

(q)	not to be or become, at any time prior to the expiration of one year after the latest Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act;

(r)	to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Future Plans and Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Group and to file such reports with the Commission with respect to the sale of the Offer Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act;

(s)	(i) not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the Global Offering, it will use its reasonable efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Offer Shares; and (iii) it will use its reasonable efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes;

(t)	not to, and will not to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country (as defined herein), or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of sanctions;

(u)	except for the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to the Over-allotment Option), the issue of any Shares pursuant to the 2020 Share Incentive Plan as disclosed in the Hong Kong Prospectus, during the period commencing on the date of this Agreement and ending on, and including, the date that is six months after the Listing Date (the “First Six-Month Period”), the Company hereby undertakes to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters not to, and to procure each other member of the Group not to, without the prior written consent of the Joint Global Coordinators (for themselves and on behalf of International Underwriters) and unless in compliance with the requirements of the Listing Rules:

(A)	offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, assign, mortgage, charge, pledge, hypothecate, hedge, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, or repurchase, any legal or beneficial interest in any Shares or other securities of the Company, or any interests in any of the foregoing (including, without limitation, any securities convertible into or exercisable or exchangeable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares or other securities of the Company), or deposit any Shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts; or

(B)	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Shares or other securities of the Company, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Shares); or

(C)	enter into any transaction with the same economic effect as any transaction specified in paragraphs (A) or (B) above; or

(D)	offer to or contract to or agree to, or publicly announce any intention to enter into any transaction described in paragraphs (A), (B) or (C) above,

in each case, whether any of the transactions specified in paragraphs (A), (B) or (C) above is to be settled by delivery of Shares, in cash or otherwise (whether or not the issue of such Shares or other securities will be completed within the First Six-month Period).

(v)	not to, and to cause its Affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the Registration Statement, the Pricing Disclosure Package and the Prospectus and any Supplemental Offering Material approved by the Joint Global Coordinators;

(w)	until the Joint Global Coordinators have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in Clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by the Laws;

(x)	not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of the foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilizing Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by the Laws;

(y)	prior to the completion of the Global Offering as notified by the Joint Global Coordinators, without prior approval by the Joint Global Coordinators, not to, or not to procure or permit any of the other members of the Group to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) cancel, waive, release or discount in whole or in part any debt or claim, or (D) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a material adverse change, or any development involving a prospective material adverse change, on or affecting (i) the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, business prospects, position or condition, financial or otherwise, or performance of the Company and the other members of the Group, taken as a whole (a “Material Adverse Effect”);

(z)	upon request of any International Underwriter in writing, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

(aa)	to have the Shares approved for listing on the SEHK by the First Time of Delivery; to maintain such listing on the Stock Exchange and will refrain from taking any action that could jeopardize the listing status, and comply with the Listing Rules and all requirements of the SEHK and the SFC, for at least one year after the First Time of Delivery, except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with the Listing Rules and the applicable Laws;

(bb)	to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(cc)	to ensure that no preferential treatment has been or will be given to any placee and its associates by virtue of their relationship with the Company;

(dd)	to file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Securities Act;

(ee)	to conduct, and to cause the other members of the Group to conduct, its business in compliance with, all applicable anti-bribery laws and all applicable anti-money laundering laws and to continue to maintain policies and procedures designed to promote and achieve compliance with such foregoing laws, and not to engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of any Sanctions (as defined herein);

(ff)	not to, and to cause the other members of the Group and the directors, officers, employees, Affiliates, agents of the Company and the other members of the Group and any person acting on behalf of the Company or the other members of the Group or on behalf of any of the foregoing persons not to, use, directly or indirectly, any proceeds from the sale of the Offer Shares (A) to fund, directly or indirectly, activities or business with, or for the benefit of, any government, individual or entity that is the subject of any Sanctions (as defined here), or (B) in a manner that would result in a violation by any person or entity (including, any person or entity participating in the Global Offering, whether as underwriter, advisor, investor or otherwise) of any Sanctions. The Company and the other members of the Group will not engage in any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing of transaction is the subject of any Sanctions;

(gg)	to indemnify and hold each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts). All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; and

(hh)	to ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been, are being or will promptly be rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal control report.

5.            Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters to pay or cause to be paid all costs, expenses, fees and charges and Taxes in connection with or incidental to the Global Offering, the listing of the Shares on the Main Board of the SEHK and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following (where relevant, in such amounts and subject to such terms as agreed with such parties in their respective engagement letters, services agreements or contracts):

(a)	any outstanding payable out-of-pocket expenses payable pursuant to the Sponsors Engagement Letter;

(b)	fees and expenses of KPMG, the “Reporting Accountants”;

(c)	fees and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

(d)	fees and expenses of all legal advisers to the Company (including the Company’s overseas counsels, including without limitation, Shardul Amarchand Mangaldas & Co, Hiswara Bunjamin & Tandjung, Fasken Martineau Dumoulin LLP, Morgan, Lewis & Bockius LLP and Robertsons) and the fees and expenses of all legal advisers to the Underwriters in accordance with the relevant engagement letters entered into between the Company and such legal advisers to the Underwriters;

(e)	fees and expenses of KPMG, the “Internal Control Consultant”;

(f)	fees and expenses of Frost & Sullivan, the “Industry Consultant”;

(g)	fees and expenses of Jones Lang LaSalle Corporate Appraisal and Advisory Limited, the “Property Valuer”;

(h)	fees and expenses of any public relations consultants engaged by the Company;

(i)	fees and expenses of any translators engaged by the Company;

(j)	fees and expenses of the Receiving Bank and the Nominee;

(k)	fees and expenses of the financial printer;

(l)	fees and expenses of other agents and advisers appointed by the Company relating to the Global Offering;

(m)	fees and expenses related to the application for listing of the Shares on the SEHK, the registration of any documents with any relevant Authority and the qualification of the Offer Shares in any jurisdiction;

(n)	all printing and advertising costs in relation to the Global Offering as incurred on behalf of the Company;

(o)	all costs of preparing, printing, dispatch and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto;

(p)	all costs of preparing, printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(q)	the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, allotment, issue, sale and delivery of the Offer Shares, and/or the execution, delivery and performance of this Agreement;

(r)	all fees and expenses of conducting company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

(s)	all costs and expenses related to the press conferences of the Company in relation to the International Offering as incurred on behalf of the Company;

(t)	all expenses and application fees incurred in connection with any filing with, and clearance of the offering by Financial Industry Regulatory Authority, Inc. (“FINRA”), and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Offer Shares;

(u)	all CCASS transaction fees payable in connection with the Global Offering; and

(v)	all fees and expenses relating to third party due diligence conducted in connection with the Global Offering but not covered under subsection (a) of this Section 5.

It is understood that the fees and expenses set forth above shall be reasonable and documented. If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission and incentive fee under Section 1(c), but the Company shall pay or reimburse or cause to be paid or reimbursed all reasonable costs, expenses, fees, charges and Taxation referred to in this Section 5 which have been incurred or are liable to be paid by each of the Joint Global Coordinators and/or the International Underwriters up to a maximum aggregate amount of US$200,000 for each of the Joint Global Coordinators and all other reasonable costs, expenses, fees, charges and Taxation payable by the Company pursuant to this Section 5, forthwith within twenty (20) business days upon demand in writing by the Joint Global Coordinators and/or the International Underwriters or the relevant party which incurred the costs, expenses, fees, charges and Taxation, as the case may be.

6.            Conditions of the International Underwriters’ Obligations. The several obligations of the International Underwriters hereunder are subject to (i) all the respective representations and warranties and other statements herein on the part of the Company being true and accurate in all material respects and not misleading at and as of the Time of Sale, the date of the Prospectus, the date of any amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, (ii) the performance by the Company of all their respective obligations and undertakings hereunder and (iii) the following additional conditions precedent; provided, however, that the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify in favor of the Company (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a)	the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any post-effective amendment to the Registration Statement, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Global Coordinators and the Joint Sponsors;

(b)	the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its Chief Executive Officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in the form set forth in EXHIBIT A hereto;

(c)	the Company shall, on the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its Chief Executive Officer and Chief Financial Officer, dated the date hereof, the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in the form set forth in 0 hereto and in substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(d)	the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its joint company secretary, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in the form set forth in EXHIBIT C hereto;

(e)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a corporate legal opinion and a tax legal opinion addressed to the Company, the Joint Global Coordinators and the International Underwriters, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, in form and substance satisfactory to the Joint Global Coordinators;

(f)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the Joint Global Coordinators and the International Underwriters, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, in form and substance satisfactory to the Joint Global Coordinators;

(g)	Skadden, Arps, Slate, Meagher & Flom LLP and affiliates, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a legal opinion addressed to the Joint Global Coordinators and the Joint Sponsors and the Hong Kong Underwriters, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(h)	JunHe LLP, counsel for the Company as to PRC Laws, shall have furnished to the Company at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a legal opinion and a data compliance and cybersecurity legal opinion addressed to the Company, expressly authorizing disclosure of such opinion to, and reliance on such opinion by, the Joint Global Coordinators and the Joint Sponsors, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(i)	Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a legal opinion addressed to the Company, the Joint Global Coordinators and the Joint Sponsors, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(j)	Sidley Austin, counsel for the International Underwriters as to U.S. Laws, shall have furnished to the Joint Global Coordinators at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a legal opinion and rule 10b-5 disclosure letter addressed to the Joint Global Coordinators, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators, in form and substance satisfactory to the Joint Global Coordinators;

(k)	Sidley Austin, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators, the Joint Sponsors and the Underwriters at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a legal opinion addressed to the Joint Global Coordinators, the Joint Sponsors and the Underwriters, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(l)	Zhong Lun Law Firm, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a legal opinion addressed to the Joint Global Coordinators and the Joint Sponsors, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors and the Joint Global Coordinators, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(m)	legal opinions (together with the due diligence reports) from Shardul Amarchand Mangaldas & Co, the Company’s legal adviser as to Indian law, Hiswara Bunjamin & Tandjung, the Company’s legal adviser as to Indonesian law, Fasken Martineau DuMoulin LLP, the Company’s legal adviser as to Canadian law, Morgan, Lewis & Bockius LLP, the Company’s legal adviser as to United States law, and Robertsons, the Company’s legal adviser as to Hong Kong law, furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, addressed to the Company, the Joint Global Coordinators and Joint Sponsors, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(n)	the Joint Global Coordinators and the Joint Sponsors shall have received from the Reporting Accountants letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, addressed to the Joint Global Coordinators (on behalf of the International Underwriters), with executed originals for each of the Joint Global Coordinators, in form and substance satisfactory to the Joint Global Coordinators, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus;

(o)	the Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(p)	the Company shall have furnished or caused to be furnished to the Joint Global Coordinators and the Joint Sponsors such other information, documents and certificates as to the accuracy and completeness of any statement in each of the Registration Statement, the Pricing Disclosure Package, the Issuer Free Writing Prospectus and the Prospectus at and as of the First Time of Delivery and, if applicable, each Additional Time of Delivery, as the Joint Global Coordinators and the Joint Sponsors may request;

(q)	no Preliminary Prospectus, Issuer Free Writing Prospectus, the Pricing Disclosure Package or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, and the Prospectus shall have been announced, issued, published or delivered to investors or filed with the Commission without prior written approval by the Joint Global Coordinators;

(r)	prior to and at the First Time of Delivery and, if applicable, each Additional Time of Delivery, none of the Registration Statement, the Pricing Disclosure Package, the Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(s)	none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(t)	none of the Joint Sponsors, the Reporting Accountants, JunHe LLP, Maples and Calder (Hong Kong) LLP, the Industry Consultant and the Property Valuer has withdrawn its consent to the issue of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus with the inclusion of its reports, letters, summaries of valuations and legal opinions (as the case may be) and references to its name included in the form and context in which it appears in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(u)	the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked or suspended;

(v)	the Hong Kong Underwriting Agreement shall have been executed by the parties thereto and shall have become unconditional and not have been terminated, voided or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially and concurrently with the closing contemplated hereunder;

(w)	(i) neither the Company nor any other member of the Group shall have sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus any loss liabilities, damages, payments, costs, charges, expenses, claims and Taxation or interference with its business from fire, explosion, flood, windstorm, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any other member of the Group or any material adverse change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the other members of the Group, taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Joint Global Coordinators so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(x)	on or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the SEHK; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities, or Hong Kong or the PRC authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong or the PRC; (iv) the imposition of the proposal of exchange controls by any Authority in Hong Kong or the PRC; (v) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war, or (vi) the occurrence of any other calamity or crisis or any material adverse change in financial, political or economic conditions in the United States, Hong Kong, the PRC or the Cayman Islands or elsewhere, if the effect of any such event specified in Clause (v) or (vi) in the judgment of the Joint Global Coordinators makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(y)	arrangements satisfactory to the Joint Global Coordinators shall have been made for the payment and reimbursement out of the proceeds of the Global Offering to the Joint Global Coordinators and the International Underwriters of all commissions, fees and expenses contemplated to be paid or reimbursed by the Company to the Joint Global Coordinators and the International Underwriters hereunder;

(z)	subsequent to the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company shall not have purchased any of its issued share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital of any class, nor transferred or distributed any cash or other assets to any third party or Affiliate.

7.            Effective Date of Agreement; Termination.

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)	This Agreement shall terminate without further act or deed if any of the conditions precedent to the obligations of the International Underwriters hereunder, as set forth in Section 6 hereof, shall not have been satisfied when and as required by this Agreement to be satisfied (unless otherwise waived or modified by the Joint Global Coordinators).

(c)	In addition, the Joint Global Coordinators (for themselves and on behalf of the International Underwriters), in their sole and absolute discretion, shall be entitled by notice to the Company to terminate this Agreement with immediate effect if any of the following events shall occur at any time prior to 8:00 a.m. on the Time of Delivery:

(A)	there shall develop, occur, exist or come into effect:

(i)	any event, or series of events, in the nature of force majeure (including, without limitation, any acts of government, declaration of a local, regional, national or international emergency or war, calamity, crisis, epidemic, pandemic, large-scale outbreaks, escalation, aggravation of diseases (including, without limitation, COVID-19, Severe Acute Respiratory Syndrome (SARS), swine or avian flu, H5N1, H1N1, H7N9, Ebola virus, Middle East respiratory syndrome (MERS) and such related/mutated forms), economic sanctions, strikes, labor disputes, lock-outs, fire, explosion, flooding, tsunami, earthquake, volcanic eruption, civil commotion, riots, rebellion, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God or acts of terrorism (whether or not responsibility has been claimed)) in or affecting Hong Kong, the PRC, the Cayman Islands, the United States, Canada, Indonesia, India, the United Kingdom, the European Union (or any member thereof), Japan or Singapore (collectively, the “Relevant Jurisdictions”);

(ii)	any change or development involving a prospective change, or any event or circumstances or series of events likely to result in any change or development involving a prospective change, in any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, conditions in the stock and bond markets, money and foreign exchange markets, the interbank markets and credit markets), in or affecting any of the Relevant Jurisdictions;

(iii)	any moratorium, suspension or restriction (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities generally on the SEHK, the NYSE, the NASDAQ Stock Market, the London Stock Exchange, the Shanghai Stock Exchange, the Shenzhen Stock Exchange or Tokyo Stock Exchange;

(iv)	a suspension or material limitation in trading of the Company’s securities on the NYSE;

(v)	any general moratorium on commercial banking activities in or affecting any of the Relevant Jurisdictions (declared by the relevant authorities) or any disruption in commercial banking or foreign exchange trading or securities settlement or clearance services, procedures or matters in or affecting any of the Relevant Jurisdictions;

(vi)	the enactment, publication, decree or other promulgation of any new law, statute, rule, order or regulation or any change or development involving a prospective change in existing laws or regulations, or any event or circumstance or series of events likely to result in any change or development involving a prospective change in the interpretation or application thereof by any court or any governmental or regulatory authority in or affecting any of the Relevant Jurisdictions;

(vii)	any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis in any of the Relevant Jurisdictions or international financial, political or economic conditions or exchange controls;

(viii)	the imposition of economic sanctions on any of the Relevant Jurisdictions applicable to the business operations of the Group;

(ix)	any change or development involving a prospective change or amendment in or affecting taxation or foreign exchange control, currency exchange rates or foreign investment regulations (including, without limitation, a material devaluation of the Hong Kong dollar, United States dollar or RMB against any foreign currency, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or RMB is linked to any foreign currency or currencies), or the implementation of any exchange control, in any of the Relevant Jurisdictions which materially adversely affect an investment in the Offer Shares;

(x)	other than with the prior written consent of the Joint Sponsors and the Joint Global Coordinators, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus, the Green Application Forms or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of the SEHK and/or the SFC;

(xi)	a valid demand by any creditor for repayment or payment of any indebtedness of any member of the Group or in respect of which any member of the Group is liable prior to its stated maturity, to the extent that it will cause a material adverse impact to the Company’s financial and business operations;

(xii)	any litigation, dispute, legal action, process for administrative sanctions, or claim being threatened or instigated against any member the Group or any Directors;

(xiii)	the Company withdraws the Hong Kong Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering;

(xiv)	the chairman, chief executive officer, chief financial officer, or any executive Director is vacating his or her office or is being charged with an indictable offence or is prohibited by operation of Laws or otherwise disqualified from taking part in the management or taking directorship of a company;

(xv)	there is a final adjudication by any Authority of any investigation or action against any Director, any member of the Group or announcement by any Authority on such investigation or take any such action;

(xvi)	there is any order or petition for the winding-up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

(xvii)	any contravention by the Company, any member of the Group, or any Directors of any applicable laws and regulations including the Listing Rules; or

(xviii)	any non-compliance of the Hong Kong Prospectus (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable laws and regulations, which, individually or in the aggregate, in the sole and absolute opinion of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), (1) has or will or is likely to have a Material Adverse Effect; (2) has or will or may have a material adverse effect on the completion of the Global Offering; (3) makes, will make or is likely to make it inadvisable, inexpedient, impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to proceed or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Offering Documents; or (4) has or will or may have the effect of making any material part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

(B)	there has come to the notice of the Joint Sponsors and the Joint Global Coordinators that:

(i)	any statement contained in the Offering Documents, the Operative Documents, the Preliminary Prospectus, and/or any notices, announcements, advertisements, press release, communications, roadshow materials or other offering materials or documents (including any announcement, circular, document or other communication pursuant to this Agreement) issued or used by or on behalf of the Company in connection with the Hong Kong Public Offering and the Global Offering (including any supplement or amendment thereto, but excluding factual information solely relating to the Underwriters which consists of only the Underwriters’ names, logos and addresses (the “Offer-Related Documents”) ) was, when it was issued, or has become, untrue, incorrect, inaccurate, incomplete in any material respects or misleading or deceptive, or that any estimate, forecast, expression of opinion, intention or expectation contained in any of such documents is not fair and honest and based on reasonable grounds or reasonable assumptions;

(ii)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Registration Statement, the Pricing Disclosure Package, the Prospectus, constitute a material omission from, or misstatement in, any of the Offer-Related Documents;

(iii)	there is a material breach of any of the obligations imposed upon the Company under this Agreement or the Hong Kong Underwriting Agreement, as applicable;

(iv)	there is an event, act or omission which gives or is likely to give rise to any material liability of the Company pursuant to the indemnities given by any of them under this Agreement and the Hong Kong Underwriting Agreement, as applicable;

(v)	there is any Material Adverse Effect;

(vi)	there is a breach of, or any event or circumstances rendering untrue, incorrect, incomplete or misleading in any respect, any of the Warranties in either this Agreement or the Hong Kong Underwriting Agreement;

(vii)	the approval by the Stock Exchange of the listing of, and permission to deal in, (i) the Shares in issue and to be issued pursuant to the Global Offering (including the additional Shares which may be issued pursuant to the exercise of the Over-allotment Option); and (ii) the Shares to be issued pursuant to the 2020 Share Incentive Plan, on the Main Board of the SEHK is refused or not granted, other than subject to customary conditions, on or before the date of the Listing, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld;

(viii)	any experts specified in the Hong Kong Prospectus (other than the Joint Sponsors) has withdrawn its consent to the issue of the Registration Statement, the Pricing Prospectus, the Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears;

(ix)	the Company withdraws the Registration Statement, the Pricing Prospectus, the Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering; or

(x)	there is a prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares (including any additional Shares to be issued pursuant to the Over-allotment Option) pursuant to the terms of the Global Offering.

If the Joint Global Coordinators elect to terminate this Agreement as provided in this Section 7(c), the Company shall be notified promptly in writing.

(d)	If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant hereto or because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except as provided in Sections 5 and 9 hereof) and the International Underwriters shall be under no obligation or liability to the Company (except as provided in Section 9 hereof) or to one another under this Agreement.

8.            Increase in International Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by it hereunder (other than for a failure of a condition precedent set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 7 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the next following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Global Coordinators may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in SCHEDULE I-B hereto.

The Joint Global Coordinators may, in their sole and absolute discretion, or the Company may, without relieving any defaulting International Underwriter from its obligations, if within 24 hours after such default by any International Underwriter(s) the Joint Global Coordinators fail to select any International Underwriter(s) in substitution for the defaulting International Underwriter(s), select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Global Coordinators and the Joint Sponsors consider necessary to be made to the Registration Statement, the Pricing Disclosure Package, the Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 8 with like effect as if such substituted International Underwriter had originally been named in SCHEDULE I-B hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Company shall make arrangements within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Sections 5 and 9 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 9 hereof) or to any other International Underwriter hereunder. Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

9.            Indemnity and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters and each of their respective Affiliates, representatives, employees, agents, partners, directors, officers and members of each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters and their respective Affiliates, any person who controls any such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any subsidiary, head office (including branches thereof) or associate of any such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter, and the successors and assigns of all of the foregoing persons (each, a “Company Indemnified Party”), from and against any loss, damage, payment, cost, expense, liability or claim (and any action, suit or proceeding (including, without limitation, any investigation or inquiry by or before any Authority) (each, a “Proceeding”)) which, jointly or severally, any Company Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or the common law, or with respect to any Authority, or otherwise (including, without limitation, all legal and other expenses incurred in investigating or defending such loss, damage, payment, cost, expense, liability or claim (and such Proceeding)), insofar as such loss, damage, payment, cost, expense, liability or claim (and such Proceeding) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act, any Testing-the-Waters Communications or any Supplemental Offering Material, or any amendment or supplement to any of the foregoing, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, payment, cost, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any roadshow, any Testing-the-Waters Communications or any Supplemental Offering Material, or any amendment or supplement to any of the foregoing made in reliance upon, and in conformity with, information concerning such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any such person furnished in writing (the only information to be furnished being specified in Section 10 below) by or on behalf of such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any such person through the Joint Global Coordinators to the Company expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any roadshow and any Testing-the-Waters Communications. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)	Each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and International Underwriters, severally (but not jointly or jointly and severally), agrees to indemnify, defend and hold harmless the Company from and against any loss, damage, payment, cost, expense, liability or claim which the Company may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, payment, cost, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus made in reliance upon, and in conformity with, information concerning such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter furnished in writing (the only information to be furnished being specified in Section 10 below) by or on behalf of such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, or International Underwriter, through the Joint Global Coordinators to the Company expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as set forth in Section 10 below or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Pricing Disclosure Package or the Prospectus in reliance upon, and in conformity with, such information, which material fact was not contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and which material fact was necessary in order to make the statements in the Registration Statement, the Pricing Disclosure Package or the Prospectus, in the light of the circumstances under which they were made, not misleading, provided, however, that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished to the Company by or on behalf of any International Underwriters for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus consists of the information described as such in Section 10 hereof.

(c)	If any Proceeding is brought against a person (a “Relevant Party”) in respect of which indemnity may be sought against the Company or a Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, or International Underwriter (as applicable, the “Applicable Party”) pursuant to either subsection (a) or (b), respectively, of this Section 9, such Relevant Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify such Applicable Party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such Applicable Party shall not relieve such Applicable Party from any liability which such Applicable Party may have to any Relevant Party under this Section 9 or otherwise.

The Applicable Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Applicable Party shall not (except with the consent of any Relevant Party or Parties) also be counsel to the Relevant Party or Parties. Unless such Relevant Party or Parties consent to counsel to the Applicable Party acting as counsel to the Relevant Party or Parties in such Proceeding, any Relevant Party or Parties shall have the right to appoint its or their own separate counsel (in addition to local counsel) in such Proceeding; provided, however, that the giving of such consent or the appointment of such separate counsel (in addition to local counsel) shall be determined, as applicable, by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters (in the case of such Relevant Party or Parties being any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter, or any of their respective Affiliates, or the representative, agent, partner, director, officer, employee and member of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter and their respective Affiliates, any person who controls any such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, or International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and/or any successors and assigns of any of the foregoing persons), or by the Company (in the case of such Relevant Party or Parties being the Company, as applicable. The fees and expenses of separate counsel (in addition to local counsel) to the Relevant Party or Parties shall be borne by the Applicable Party and paid as incurred (it being understood, however, that such Applicable Party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Relevant Party or Parties who is or are parties to such Proceeding or Proceedings).

The Applicable Party shall be liable for any settlement or compromise by the Relevant Party or Parties of, or any judgment consented to by the Relevant Party or Parties with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Applicable Party, and agrees to indemnify and hold harmless the Relevant Party or Parties from and against any loss or liability by reason of such settlement, compromise or consent judgement. No Applicable Party shall, without the written consent of the Relevant Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Relevant Party is or could be or could have been a party and indemnity or contribution could be or could have been sought hereunder by such Relevant Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Relevant Party, in form and substance reasonably satisfactory to such Relevant Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Relevant Party.

(d)	If the indemnification provided for in this Section 9 is unavailable to a Relevant Party under subsection (a) or (b) of this Section 9 or insufficient to hold a Relevant Party harmless in respect of any losses, damages, expenses, liabilities or claims (or any Proceedings in respect thereof) referred to therein, then each Applicable Party shall contribute to the amount paid or payable by such Relevant Party as a result of such losses, damages, expenses, liabilities or claims (or any Proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, from the International Offering or (B) if the allocation provided by Clause (A) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause (A) above but also the relative fault of the Company on the one hand, and of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims (or any Proceedings in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering (net of the total commissions and incentive fee (if any) received by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters pursuant to Section 1 hereof but before deducting expenses) received by the Company, and the total commissions received by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters pursuant to Section 1 hereof, bear to the aggregate Internatinoal Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the International Underwriters and their respective Affiliates were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (d) of this Section 9. For the avoidance of doubt, the amount paid or payable by a Relevant Party as a result of the losses, damages, expenses, liabilities or claims (or the Proceedings in respect thereof) referred to above in subsection (d) of this Section 9 shall include all legal and other expenses incurred by such Relevant Party in connection with investigating or defending such losses, damages, expenses, liabilities or claims (or such Proceedings in respect thereof). Notwithstanding the provisions of this Section 9, no Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter shall be required to contribute any amount in excess of the amount by which the commission received by such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter pursuant to Section 1 hereof exceeds the amount of any damage that such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Joint Sponsors’, the Joint Global Coordinators’, the Joint Bookrunners’, the Joint Lead Managers’ and the International Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations and not joint or joint and several. The Company’ obligations to contribute pursuant to this Section 9 will be in addition to any liability that the Company may otherwise have.

(f)	The indemnity and contribution provisions contained in this Section 9 and the covenants, warranties and representations and other statements of the Company contained in, or made by or on behalf of them pursuant to, this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any of their respective Affiliates, the representatives, agents, partners, directors, officers, employees or members of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any of their respective Affiliates, any person (including each representative, agent, partner, director, officer, employee or member of such person) who controls any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any of their respective Affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any head office (including branches thereof) or associate of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter, or by or on behalf of the Company, the Company’s directors or officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

(g)	All payments made by an Applicable Party under this Section 9 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind, other than any deduction or withholding required by any Law. If an Applicable Party makes a deduction under this Section 9, the sum due from such Applicable Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the Relevant Party which is entitled to such payment receives a sum equal to the sum it would have received had no deduction or withholding been made.

(h)	If a payment under this Section 9 will be or has been subject to Taxation, the Applicable Party shall pay the Relevant Party on demand the amount (after taking into account any Taxation payable in respect of the amount and treating for these purposes as payable any Taxation that would be payable but for a relief, clearance, deduction or credit) that will ensure that the Relevant Party receives a net sum equal to the sum it would have received had the payment not been subject to Taxation.

10.            Information Furnished by the International Underwriters. The Company acknowledges and agrees that for the purposes of this Agreement (including Section 9), the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Global Coordinators expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus is the name, logo and address of such International Underwriter appearing in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

11.            Repetition of Representations and Warranties. The representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement shall be deemed to be repeated on and as at the Time of Sale and each Time of Delivery with reference to the facts and circumstances then subsisting. For the purposes of this Agreement, if an amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus is announced, issued, published, distributed or otherwise made available subsequent to the Time of Sale pursuant to this Agreement or otherwise, the representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement relating to the Registration Statement, the Pricing Disclosure Package, the Prospectus shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, such representations and warranties and other statements shall be read and construed subject to the provisions of this Agreement as if the references therein to the Registration Statement, the Pricing Disclosure Package, the Prospectus means the Registration Statement, the Pricing Disclosure Package, the Prospectus when read together with such amendment or supplement.

12.            Survival. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any International Underwriter or its affiliates or selling agents, any person controlling any International Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Offer Shares. The consent to or knowledge of, and delivery to investors of, any amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus will not (i) constitute a waiver of any conditions precedent set forth in this Agreement; (ii) result in the loss of any termination rights set forth in this Agreement; or (iii) be deemed to amend or otherwise change or cure any breach of or inaccuracy in, any representation or warranty made by the Company set forth in this Agreement.

13.            Notices. In all dealings hereunder, the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Global Coordinators.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or fax, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to:

Merrill Lynch (Asia Pacific) Limited

Address:	55/F, Cheung Kong Center 2 Queen’s Road Central Central, Hong Kong

Fax number:	*********
Attention:	*********

Haitong International Securities Company Limited

Address:	22/F, Li Po Chun Chambers 189 Des Voeux Road Central Hong Kong

Fax number:	*********
Attention:	*********

UBS AG Hong Kong Branch

Address:	52/F, Two International Finance Centre 8 Finance Street, Central Hong Kong

Fax number:	*********
Attention:	*********

UBS Securities LLC

Address:	1285 Avenue of the Americas, New York New York 10019 United States

Fax number:	*********
Attention:	*********

and

(B) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at 8F, M Plaza, No. 109, Pazhou Avenue, Haizhu District, Guangzhou 510000, Guangdong Province, China, attention: Zhang Saiyin

14.            Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or the subject matter of this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.            Submission to Jurisdiction; Waiver of Immunity. Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and, to the full extent permitted by laws, the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Relevant Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any court by any third party against such International Underwriter or Relevant Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Relevant Party entitled to seek indemnity against the Company hereunder. Each International Underwriter, the Company irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company irrevocably agrees that a final judgment in any such action, proceeding, claim or counterclaim brought in any New York Court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company irrevocably waives and agrees not to claim (or permit to be claimed on its behalf) any immunity (whether characterized as sovereign immunity, crown immunity, immunity for “acts of state”, or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgement, decision, determination, order or award, to which it or its properties, assets or revenues may be or become entitled under the laws of any jurisdiction in any action, suit or proceeding brought in any New York Courts or in any other courts, to the broadest extent permitted by the laws of such jurisdiction. The Company has appointed, without power of revocation, Cogency Global Inc., as its agent (the “Authorized Agent”) to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York Court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, as the case may be.

16.            Judgment Currency Indemnity. In respect of any judgment or order or award given or made for any amount due hereunder to the International Underwriters that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17.            Taxes. All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes. If any Taxes are required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is received by the International Underwriters or the Hong Kong Underwriters or the Joint Global Coordinators or the Joint Sponsors, as applicable. If an International Underwriter, a Hong Kong Underwriter, a Joint Global Coordinator or a Joint Sponsor (each a “Taxable Person”) is required by any Authority to pay any Taxes as a result of this Agreement or the Hong Kong Underwriting Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such Taxes, including by (a) making filings and submissions on such basis and such terms as such Taxable Person reasonably requests, (b) promptly making available to such Taxable Person notices received from any Authority, and (c) subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant Authority in settlement of such Taxes.

18.            Bail- In Action. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability; and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

In this Clause:

“Bail-In Legislation” means in relation to the UK and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Parties” means the relevant International Underwriter to which the BRRD applies, and “BRRD Party” shall mean any one of them, as the context shall require; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

19.            Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	In this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.            No Fiduciary Relationship. The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering; the Joint Bookrunners, in their role as such, are acting solely as bookrunners of the Global Offering; the Joint Lead Managers, in their role as such, are acting solely as lead managers of the Global Offering; and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees and Affiliates are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees and Affiliates, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees and Affiliates, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees and Affiliates hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company), and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees or Affiliates, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees or Affiliates, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company).

The Company, on the one hand, and the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees or Affiliates, as applicable, on the other hand, agree that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees or Affiliates, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees or Affiliates has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees or Affiliates has advised or is currently advising the Company on other matters) (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company).

The Company further acknowledges and agrees that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees or Affiliates are not advising the Company, the Company’s directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company). The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees or Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and their respective directors, officers, employees or Affiliates with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company).

Notwithstanding anything in this Agreement, none of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters and their respective directors, officers, employees or Affiliates and any other Relevant Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offer Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

21.            Time of the Essence. Time shall be of the essence of this Agreement.

22.            Counterparts. This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

23.            Entire Agreement. This Agreement constitutes the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

24.            Parties at Interest; Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Global Coordinators, the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, representatives, agents, partners, directors, officers, employees, members and Affiliates referred to in such Section, and each person who controls, any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement)

If the foregoing correctly sets forth the understanding among the Company and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company and the International Underwriters, severally.

[Signature pages to follow]

Very truly yours,
For and on behalf of

MINISO Group Holding Limited
as the Company

By:
Name:
Title:

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the other International Underwriters other than UBS Securities LLC

Merrill Lynch (Asia Pacific) Limited

By:
Name: Yvonne Lo
Title: Managing Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the other International Underwriters other than UBS Securities LLC

Haitong International Securities Company Limited

By:
Name: Ho, Kenneth Shiu Pong
Title: Managing Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, as attorney for and on behalf of each of the other International Underwriters other than UBS Securities LLC

UBS AG Hong Kong Branch

By:
Name: Bing Lei
Title: Executive Director

By:
Name: Vincent Tang
Title: Director

[Signature page to IUA]

Accepted and agreed to as of the date first above written, for and on behalf of

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature page to IUA]

SCHEDULE I-A

TOTAL UNDERWRITING COMMITMENT OF UNDERWRITERS

Underwriter	Offer Shares	Percentage
Merrill Lynch (Asia Pacific) Limited	[●]	[●]

Haitong International Securities Company Limited	[●]	[●]

UBS AG Hong Kong Branch/UBS Securities LLC	[●]	[●]

Futu Securities International (Hong Kong) Limited	[●]	[●]

GF Securities (Hong Kong) Brokerage Limited	[●]	[●]

Total	41,100,000	100.0%

Schedule I-A-1

SCHEDULE I-B

UNDERWRITING COMMITMENT OF INTERNATIONAL UNDERWRITERS

International Underwriter	Firm Shares	Percentage
Merrill Lynch (Asia Pacific) Limited	[●]	[●]

Haitong International Securities Company Limited	[●]	[●]

UBS AG Hong Kong Branch/UBS Securities LLC	[●]	[●]

Futu Securities International (Hong Kong) Limited	[●]	[●]

GF Securities (Hong Kong) Brokerage Limited	[●]	[●]

Total	36,990,000	100.0%

Schedule I-B-1

SCHEDULE I-C

UNDERWRITING COMMITMENT OF HONG KONG UNDERWRITERS

Hong Kong Underwriter	Hong Kong Offer Shares	Percentage
Merrill Lynch (Asia Pacific) Limited	[●]	[●]

Haitong International Securities Company Limited	[●]	[●]

UBS AG Hong Kong Branch	[●]	[●]

Futu Securities International (Hong Kong) Limited	[●]	[●]

GF Securities (Hong Kong) Brokerage Limited	[●]	[●]

Total	4,110,000	100.0%

Schedule I-C-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses (Included in the Pricing Disclosure Package)

None

(b)	Other Information Included in the Pricing Disclosure Package

The International Offer Price is HK$[·] per Share and the Hong Kong Offer Price is HK$[·] per Share.

Schedule II-1

SCHEDULE III

THE WARRANTIES

Representations and warranties of the Company

The Company represents, warrants and undertakes to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Underwriters and each of them as follows:

1	Accuracy of information

1.1	The Pricing Disclosure Package, as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such Underwriter (the "Underwriter Information"); and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Time of Sale, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.2	The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offer Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Time of Delivery, as the case may be, the Prospectus and any amendment or supplement thereto complied and will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

Schedule III-1

1.3	No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

1.4	None of the Company, its agents or representatives has prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, (iii) the documents listed on Schedule II hereto as constituting part of the Pricing Disclosure Package and (iv) any Written Testing-the-Waters Communication, any electronic road show or other written communications, in each case approved in writing in advance by the Joint Global Coordinators. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, and has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby). Each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication and each “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”) did not at the Time of Sale, and at each Time of Delivery will not, conflict with the information contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus and, when taken together with (A) the Pricing Disclosure Package and (B) any subsequent Issuer Free Writing Prospectus (dated on or before the Time of Sale or the Time of Delivery, as appropriate), did not at the Time of Sale, and at each Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

1.5	The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Joint Global Coordinators and (ii) has not authorized anyone other than the Joint Global Coordinators to engage in Testing-the-Waters Communications. The Company reconfirms that the Joint Global Coordinators have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution of any Written Testing-the-Waters Communications other than those agreed to by the Joint Global Coordinators.

1.6	The documents incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed or furnished with the Commission conformed to the requirements of the Securities Act or the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Schedule III-2

1.7	None of the Hong Kong Public Offering Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.8	All statements or expressions of opinion or intention, forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the future plans, sufficiency of working capital, use of proceeds, planned capital expenditures, projected cash flows and working capital, profit forecast, critical accounting policies, indebtedness, prospects, dividends, material contracts and litigation) contained in each of the Offering Documents (A) have been made after due, careful and proper consideration, (B) are and will remain based on grounds and assumptions referred to in each of the Offering Documents, and (C) represent and continue to represent reasonable and fair expectations honestly held based on facts known to the Company, any other member of the Group, and/or any of their respective directors, officers or employees. There are no other material facts or matters the omission of which would or may make any such expression, statement, forecast or estimate misleading.

1.9	There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not be so described as required.

1.10	Each of the Offering Documents, as applicable, contains or includes (A) all information and particulars required to be contained or included therein to comply with the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Listing Rules and all other Laws so far as applicable to any of the foregoing, the Global Offering and/or the listing of the Shares on the Stock Exchange and (B) all such information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the business, conditions (financial or other), activities, assets and liabilities, financial position, profits and losses, and management and prospects of the Company and the other members of the Group, taken as a whole, and the rights attaching to the Shares.

1.11	All public notices, announcements and advertisements in connection with the Global Offering (including, without limitation the Formal Notice) and all filings and submissions provided by or on behalf of the Company, any other member of the Group and/or any of their respective directors, officers, employees, affiliates or agents, to the SEHK, the SFC, the Commission and/or any applicable Authority have complied and will comply with all applicable Laws, and other than advertisements, do not and will not, as of the respective date on which such documents are issued include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Schedule III-3

1.12	Without prejudice to any of the other Warranties:

1.12.1	the statements contained in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Future Plans and Use of Proceeds” and the statements in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Use of Proceeds” represent the true and honest belief of the Directors arrived at after due, proper and careful consideration and enquiry;

1.12.2	the statements in relation to the Company’s products and data contained in the section of each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Business” are complete, true and accurate in all material respects and not misleading and represent the true and honest belief of the Directors or the management of the Company arrived at after due, proper and careful consideration and enquiry;

1.12.3	the statements contained in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus relating to the Group’s indebtedness as of close of business on April 30, 2022 are complete, true and accurate in all material respects and all material developments in relation to the Company’s indebtedness have been disclosed;

1.12.4	the statements relating to the Group’s working capital, liquidity and capital resources contained in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Certain Financial Data” are complete, true and accurate in all material respects and not misleading;

1.12.5	the interests of the Directors in the share capital of the Company and in contracts with the Company and other members of the Group are fully and accurately disclosed as required by applicable laws and regulations in each of the Hong Kong Prospectus, the Application Proof and the PHIP;

1.12.6	the statements contained in each of the Hong Kong Prospectus, the Application Proof and the PHIP in the section headed “Risk Factors” and the statements in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Risk Factors” are complete, true and accurate and not misleading and represent the true and honest belief of the Directors or the management of the Company arrived at after due, proper and careful consideration, and there are no other material risks or matters associated with the Group, financial or otherwise, or the earnings, affairs or business or trading prospects of the Group which have not been disclosed in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus;

1.12.7	the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Prospectus Supplement Summary,” “Risk Factors,” “Certain Financial Data,” “Use of Proceeds,” “Dividend Policy,” “Shares Eligible for Future Sale,” “Enforceability of Civil Liabilities,” “Selling Shareholders” and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects; and

1.12.8	the reply to each question set out in the Verification Notes given by or on behalf of the Company or the Directors and all statements and information provided by or on behalf of the Company or the Directors in connection with any application or submission to or correspondence with the SEHK, the SFC and/or any applicable Authority were so given by a person having appropriate knowledge and duly authorized for such purposes and all such replies have been given in full and in good faith and were, and remain, complete, true and accurate in all material respects and not misleading.

Schedule III-4

1.13	All statistical or market-related, operational or financial data included in each of the Offering Documents provided by the Company are derived and extracted from records of the Company and the other members of the Group subject to or using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and not misleading; all statistical or market-related data included or incorporate by reference in each of the Offering Documents derived from sources other than the Company are based on or derived and extracted from sources described therein which the Company believes in good faith to be reliable and accurate and agrees with such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

1.14	All information disclosed or made available in writing or orally from time to time (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of the Company, any other member of the Group, and/or any of their respective directors, officers, employees, affiliates, advisers, or agents to the SEHK, the SFC, the Commission, any applicable Authority, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, the Property Valuer and/or the legal and other professional advisers for the Company or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK (including, without limitation, the answers and documents contained in or referred to in the Verification Notes, the information, answers and documents used as the basis of information contained in each of the Offering Documents or provided for or in the course of due diligence or the discharge by the Joint Sponsors of their obligations as sponsors in relation to the listing of the Company, and the responses to queries and comments raised by the SEHK, the SFC, the Commission or any applicable Authority) and the information contained in the Investor Presentation Materials, was so disclosed or made available in full and in good faith and was, when given and, except as subsequently disclosed in all of the Offering Documents or otherwise notified to the SEHK, the SFC, the Commission and/or any applicable Authority, as applicable, remains complete, true and accurate in all material respects and not misleading; all such information comprising expressions of opinion or intention, forward-looking statements, forecasts and estimates so disclosed or made available by the Company have been made after due, careful and proper consideration and are and remain based on grounds and assumptions referred to therein (to the extent there are any) or otherwise based on reasonable grounds and assumptions and represent reasonable and fair expectations honestly held based on facts known to the Company, any other member of the Group, and/or any of their respective directors, officers, employees, affiliates or agents; there is no other information which has not been provided the result of which would make the information so disclosed or made available misleading.

1.15	The Offer Shares conform to the descriptions thereof contained in each of the Offering Documents.

1.16	No material information was withheld by the Company from the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, the Property Valuer and/or the legal and other professional advisers for the Company or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK and all information given by the Company to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant, the Property Valuer and/or the legal and other professional advisers for the Company or the Underwriters for such purposes was given in good faith and there is no other material information which has not been provided the result of which would make the information so received misleading.

Schedule III-5

2	The Company and the Group

2.1	As of the date of this Agreement, the Company has the authorized and issued share capital as set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and all of the issued shares of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) have been issued in compliance with all applicable Laws, (C) were not issued in violation of any preemptive right, resale right, right of first refusal or similar right, (D) are owned by the existing shareholders and in the amounts specified in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (E) conform to their description contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and (E) except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, are not subject to any Encumbrance or adverse claims.

2.2	Each of the Company and the other members of the Group (i) has been duly incorporated, organized and is validly existing and in good standing (or in similar concept) under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (ii) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business and in which such qualification is required except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The currently effective memorandum and articles of association or other constitutional or organizational documents of the Company and the other members of the Group comply with the requirements of applicable Laws in jurisdiction of their incorporation or organization and are in full force and effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance and the Articles of Association and other constituent or constitutive documents and the business license of the Company comply with the Laws of Hong Kong (including, without limitation, the Listing Rules) where applicable.

Schedule III-6

2.3	(A) The Company has no principal subsidiaries other than those as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Appendix I – Accountants’ Report”; (B) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company owns all of the issued or registered share capital or other equity interests of or in each of the other members of the Group; (C) other than the share capital or other equity interests of or in the other members of the Group, the Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of or in any corporation, firm, partnership, joint venture, association or other entity; (D) all of the issued shares of each of the members of the Group (other than a PRC person) have been duly authorized and validly issued, are fully paid up and non-assessable, have been issued in compliance with all applicable Laws and were not subject to any preemptive right, resale right, right of first refusal or similar right and are owned by the Company (except as to the issued shares of the Company) subject to no Encumbrance or adverse claim, unless otherwise disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (E) the registered capital (in the form of shares or otherwise) of each of the members of the Group that is a PRC person has been duly established, validly issued and fully paid up with all contributions to such registered capital having been paid within the time periods in accordance with applicable PRC Laws and all payments of such contributions having been approved by the applicable PRC Authorities, and no obligation for the payment of a contribution to such registered capital remains outstanding; all of such registered capital has been issued in compliance with all applicable Laws and was not subject to any pre-emptive right, resale right, right of first refusal or similar right and is owned by the Company subject to no Encumbrance or adverse claims, unless otherwise disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (F) each of the other members of the Group and each associate of the Group is a legal person with limited liability, and the liability of the Company in respect of equity interests held in each such member or associate of the Group is limited to its investment therein; (G) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the members of the Company’s board of directors or management owns, directly or indirectly, any shares of capital stock of, or equity interest in, or any rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any share capital of, or direct interests in, any member of the Group; and (H) there are no outstanding securities convertible into or exchangeable for, rights, warrants or options to acquire from the Company or any other member of the Group or subscribe for, or obligations of the Company or any other member of the Group to issue or grant, share capital of or debentures or direct interests in the Company or any other member of the Group, and there is no contract, agreement, commitment, understanding or arrangement of any kind outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares or debentures in, or other securities of, the Company or any other member of the Group.

2.4	Each of the members of the Group that is a PRC person has passed each annual examination by the applicable PRC Authorities without being found to have any deficiency or to be in default under applicable PRC Laws, except for such deficiency or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, and has timely received all requisite certifications from each applicable PRC Authority. All Approvals and Filings applicable to or necessary for the establishment of each of the member of the Group, any of its constitutive documents or its registered or authorized share capital have been duly obtained or made, and all such Approvals and Filings are unconditional and in full force and effect. Each member of the Group has full power and authority to declare, make or pay any dividend or other distribution and to repay loans to any of its shareholders without the need for any Approvals and Filings from any Authority.

2.5	Neither the Company nor any of the other members of the Group acts or carries on business in partnership with any other person, or is a member of any corporate or unincorporated body, undertaking or association, or holds or is liable for any share or security which is not fully paid up or which carries any liability; each joint venture contract, shareholders’ agreement or other cooperative agreement or arrangement in respect of which the Company or any of the other members of the Group is a party is legal, valid, binding and enforceable in accordance with its terms under its governing Laws and all relevant Approvals and Filings in respect thereof have been duly and validly obtained.

Schedule III-7

2.6	No member of the Group is conducting or proposes to conduct any business, or has or proposes to acquire or incur any property or asset or liability or obligation (including, without limitation, contingent liability or off-balance sheet obligation), which is not related to the business of such member of the Group or the business of the Group, taken as a whole, as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

2.7	Except as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, each member of the Group that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, directors, officers, option holders and employees, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC Authority (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, officer, option holder and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations. The Controlling Shareholders of the Company have completed Circular 37 initial registration to the extent required by applicable Laws.

2.8	The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce (which has been merged into the State Administration for Market Regulation), the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, the issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the SEHK and the NYSE and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or as of each Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC

Schedule III-8

2.9	The Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans.

2.10	With respect to the options and restricted shares granted pursuant to the share incentive plan adopted by the Company (the “Share Incentive Plan”), (i) each grant and issuance of such option or share was duly authorized no later than the date on which the grant of such option or share was by its terms to be effective by all necessary corporate action, including, as applicable, approval and/or ratification by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant or issuance was made in accordance with the terms of the Share Incentive Plan and all other applicable Laws, and (iii) each grant or issuance of such option or share was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and all other applicable Laws.

3	Offer Shares

3.1	The ultimate legal and beneficial owners of the Shares, prior to the issuance of the Offer Shares by the Company for subscription under the Global Offering, are fully and accurately disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

3.2	The Offer Shares have been duly and validly authorized and, when allotted, issued and delivered against payment therefor as provided in this Agreement or the International Underwriting Agreement, as applicable, and registered in the register of members of the Company, will be duly and validly authorized, allotted and issued, fully paid and non-assessable, free of any preemptive right, resale right, right of first refusal or similar right and subject to no Encumbrance or adverse claims, and will have attached to them the rights and benefits specified in the Articles of Associations as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and, in particular, will rank pari passu in all respects with the existing issued Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, and will be freely transferable by the Company to or for the account of the Hong Kong Underwriters (or the applicants under the Hong Kong Public Offering) and the International Underwriters (or purchasers procured by the Joint Global Coordinators or the International Underwriters). The certificates for the Offer Shares, when issued, will be in due and proper form such as to be legal and valid under all applicable Laws. The Offer Shares, when issued and delivered against payment therefor as provided in this Agreement or the International Underwriting Agreement, as applicable, will be free of any restriction upon the holding, voting or transfer thereof pursuant to the Laws of the United States, the Cayman Islands, the PRC or Hong Kong or the Articles of Association or other constituent or constitutive documents or the business license of the Company or any agreement or other instrument to which the Company is party; no holder of Offer Shares after the completion of the Global Offering will be subject to personal liability in respect of the Company’s liabilities or obligations by reason of being such a holder. The subscribers or purchasers of all Offer Shares issued or sold under the Global Offering will be entitled to participate in all dividends or other distributions which may be declared, paid or made on or in respect of the Shares at any time on or after the Listing Date.

Schedule III-9

3.3	As of the Listing Date, the Company will have the authorized and issued share capital as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Share Capital” and of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Principal Shareholders”, and, assuming the full exercise of the Over-Allotment Option, as of the relevant settlement date for the Option Shares, the Company will have the authorized and issued capital as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Share Capital” and of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Principal Shareholders”. The share capital of the Company, including the Offer Shares, conforms to each description thereof contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and each such description is complete, true, accurate and not misleading.

3.4	Each of the holders of the Offer Shares and the Underwriters is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement or the International Underwriting Agreement and the Offer Shares, and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

4	This Agreement, the International Underwriting Agreement and the Operative Documents

4.1	The Company has full right, power and authority to execute and deliver this Agreement, the International Underwriting Agreement and each of the Operative Documents (collectively, the “Transaction Documents”) and to perform its obligations under the Transaction Documents; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated under the Transaction Documents has been duly and validly taken.

4.2	Each of the Transaction Documents and any other document required to be executed by the Company pursuant to the provisions of the Transaction Documents, has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any of the Transaction Documents, it is not necessary that any such Transaction Documents be filed, enrolled or recorded with any Authority in the Cayman Islands, or that any stamp or similar tax in the Cayman Islands be paid on or in respect of any such Transaction Documents or any other documents to be furnished hereunder.

4.3	The statements set forth in the sections of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed, respectively, “Structure of the Global Offering” and “Underwriting”, as applicable, insofar as they purport to describe the provisions of this Agreement and the International Underwriting Agreement are complete, true and accurate in all material respects and not misleading.

5	No conflict, compliance and approvals

5.1	Neither the Company nor any other member of the Group is (i) in violation of its certificate of incorporation or memorandum and articles of associations, by-laws (or other applicable organizational document), (ii) in violation of any Laws from any Authority having jurisdiction over the Company or any other member of the Group or any of their assets or properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

Schedule III-10

5.2	The issue and sale of the Offer Shares, the execution, delivery and performance of the Transaction Documents and any other document required to be executed by the Company pursuant to the provisions of the Transaction Documents, the compliance by the Company with the terms of the Offer Shares and the Transaction Documents, the consummation of the transactions herein or therein contemplated, and the fulfillment of the terms hereof or thereof, do not and will not, whether with or without the giving of notice or passage of time or fulfillment of any condition or compliance with any formality or all of the foregoing, conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event or condition which would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of an Encumbrance on any property or assets of any member of the Group pursuant to (A) the articles of association or other constituent or constitutive documents or the business license of any member of the Group, or (B) any note, indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of its properties or assets may be bound or affected, or (C) any Law of any Authority having jurisdiction over any member of the Group or any of its properties or assets.

5.3	Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Shares on the Main Board of the SEHK and remains valid.

5.4	No Approval and Filing from any Authority is required for the issue, sale and delivery of the Offer Shares, the execution, delivery or performance by the Company of the Transaction Documents or the performance by the Company of its respective obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated by the Transaction Documents, the issuance, publication, distribution or making available of each of the Offering Documents, and for the Company and the other members of the Group to carry on their business and operations as described in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (A) such as have been obtained, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such Approvals and Filings as may be required under U.S. state securities laws or blue sky laws in connection with the purchase and distribution of the Offer Shares by the Underwriters, and (B) the final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK.

5.5	(A) No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Shares or shares of any other capital stock of the Company, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares or any other shares of the Company and (C) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package, and the Prospectus, no person has the right to act as an underwriter or as a financial adviser to the Company in connection with the offer and sale of the Offer Shares; and (D) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package, and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to include any Shares or any other shares of the Company in the Global Offering.

Schedule III-11

5.6	(A) The Company and the other members of the Group (i) have conducted and are conducting their respective businesses and operations in compliance with all Laws applicable thereto in all material respects, and (ii) except as disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, have obtained or made and hold and are in compliance with all material Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, any member of the Group or any of their respective properties or assets, or otherwise from or with any other persons, required in order to own, lease, license and use its properties and assets and conduct its businesses and operations and in connection with the use and application of the proceeds from the Global Offering for the purposes in the manner presently conducted or proposed to be conducted as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (B) all such Approvals and Filings contain no conditions precedent that have not been fulfilled or performed or other burdensome restrictions or conditions not described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (C) all such Approvals and Filings are valid and in full force and effect, and no member of the Group is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings, and there are no facts or circumstances existing or that have in the past existed which may lead to the revocation, rescission, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of any of the existing Approvals and Filings, or any requirements for additional Approvals and Filings which could prevent, restrict or hinder the operations of any member of the Group or cause any member of the Group to incur additional material expenditures; and (D) no Authorities, in its inspection, examination or audit of any member of the Group have reported findings or imposed penalties that have resulted in or could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

5.7	The use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (i) will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of an Encumbrance upon any property or assets of any member of the Group pursuant to (A) the articles of association or other constituent or constitutive documents or the business license of any member of the Group, or (B) any note, indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement (including any distributor agreement) or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of their respective properties or assets may be bound or affected, or (ii) will not violate any Laws applicable to any member of the Group or any of its properties or assets.

5.8	Hong Kong Public Offering, the International Offering and the other transactions provided for or contemplated by the Transaction Documents and all related arrangements, in so far as they are the responsibility of the Company or any other member of the Group, have been and will be carried out in accordance with all applicable Laws and regulatory requirements in the PRC, Hong Kong, the United States, the Cayman Islands and any other relevant jurisdictions.

Schedule III-12

6	Accounts and other financial information

6.1	The Reporting Accountants, whose audit report on certain consolidated financial statements of the Group is included or incorporated by reference in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and the U.S. Public Company Accounting Oversight Board.

6.2	(A) The audited consolidated financial statements (and the related schedules and notes thereto) of the Group included or incorporated by reference in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP give a true and fair view of the consolidated financial position of the Group as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Group for the periods specified, have been prepared in conformity with the International Financial Reporting Standards (“IFRSs”) or U.S. generally accepted accounting principles (“GAAP”), as applicable, applied on a consistent basis throughout the periods involved; (B) the supporting schedules, if any, present fairly in accordance with IFRS or GAAP, as applicable, the information required to be stated therein; (C) all summary and selected financial data included or incorporated by reference in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are derived from the accounting records of the Group and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Group included therein; (D) the pro forma net tangible assets (and the related notes thereto) (and all other pro forma financial statements, information or data, if any) included or incorporated by reference in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are presented in a fair manner as shown therein and have been prepared in accordance with the applicable requirements of the Listing Rules on the basis set out in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and are presented consistently with the relevant accounting principles adopted by the Company; the assumptions used in the preparation of such pro forma net tangible assets (and other pro forma financial statements, information and data, if any) are reasonable. The pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets (and other pro forma financial statements, information and data, if any); (E) there are no financial statements (historical or pro forma) or supporting schedules and notes that are required (including, without limitation, by the Listing Rules and the Securities Act and the rules and regulations of the Commission thereunder) to be included or incorporated by reference in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP that are not included or incorporated by reference as required; and (F) each of the members of the Group does not have any liabilities or obligations, direct or contingent (including, without limitation, any off-balance sheet obligations), not described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

Schedule III-13

6.3	The memorandum of the Board on profit forecast for the year ending June 30, 2022 and 2023 and on working capital forecast for the fifteen months ending June 30, 2023 has been approved by the Directors and reviewed by the Reporting Accountants, has been prepared after due and careful enquiry and on the basis and assumptions stated in such memorandum which the Directors honestly believe to be fair and reasonable and (A) all statements of fact in such memorandum are complete, true and accurate in all material respects and not misleading, (B) all expressions of opinion contained in such memorandum are fair and reasonable, are honestly held by the Directors and can be properly supported; and (C) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of such memorandum.

6.4	(A) The prospective information (i) included in the profit forecast as set forth in the memorandum of the Board on profit forecast for the year ending June 30, 2022 and 2023 and on working capital forecast for the fifteen months ending June 30, 2023 and (ii) included or incorporated by reference in the planned capital expenditures and projected working capital as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information - Liquidity and Capital Resources” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Certain Financial Data” (collectively, the “Prospective Financial Information”), in each case has been prepared after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company on the basis of facts known and the bases and assumptions stated in the memorandum and the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and in accordance with the Company’s accounting policies described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP consistently applied; (B) the bases and assumptions used in the preparation of the Prospective Financial Information (i) are all those that the Company believes are significant in forecasting the consolidated profit attributable to the shareholders of the Company for the year ending June 30, 2022 and 2023 and estimating the capital expenditures and the projected working capital of the Company for the fifteen months ending June 30, 2023, as applicable, and (ii) reflect, for each relevant period, a fair and reasonable forecast or estimate by the Company of the events, contingencies and circumstances described therein; and (C) the Prospective Financial Information represents a fair and reasonable forecast by the Company of the consolidated profit attributable to the shareholders of the Company for the year ending June 30, 2022 and 2023 and fair and reasonable estimates by the Company of the estimated capital expenditures and the projected working capital of the Company for the fifteen months ending June 30, 2023, as applicable.

6.5	The unaudited consolidated management financial information of the Company and the other members of the Group as of March 31, 2022 and for the period from January 1, 2022 to March 31, 2022 (and the related schedules and notes thereto) and other accounting records of the Group (A) have been reviewed by the Reporting Accountants, (B) have been prepared in conformity with IFRS or GAAP, as applicable, applied on a consistent basis throughout the period from January 1, 2022 to March 31, 2022, (C) have been compiled on a basis consistent with the audited consolidated financial statements of the Company included or incorporated by reference in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (D) have been properly written up and give a true and fair view of, and reflect in conformity with the accounting policies of the Company and IFRS or GAAP, as applicable, all the transactions entered into by the Company or any of the other members of the Group or to which the Company or any other member of the Group was a party during the period from January 1, 2022 to March 31, 2022, (E) reflect normal recurring adjustments which are necessary for a fair presentation of the consolidated results of operations of the Group for the period from January 1, 2022 to March 31, 2022, (F) contain no inaccuracies or discrepancies of any kind, and (G) give a true and fair view of the consolidated financial position of the Group as of March 31, 2022 and the consolidated results of operations of the Group for the period from January 1, 2022 to March 31, 2022.

Schedule III-14

6.6	The statements set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information - Critical Accounting Policies And Estimates”, and in the sections of each of the Registration Statement, the Pricing Prospectus and the Prospectus headed “Operating and Financial Review and Prospects” and “Certain Financial Data” (collectively the “MD&A”) are complete, true and accurate in all material respects and not misleading and fairly describe (A) accounting policies which the Company believes are the most material to the portrayal of the Company’s financial condition and results of operations (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (C) and explain the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Board, senior management and audit committee of the Company have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted the legal counsel and the Reporting Accountants with regard to such disclosure.

6.7	Each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP accurately and fully describes in all material respects (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operation of any member of the Group and could reasonably be expected to occur, and (B) all off-balance sheet transactions, arrangements, obligations and liabilities, direct or contingent; no member of the Group has any relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by any member of the Group, such as structured finance entities and special purpose entities, which would, or could reasonably be expected to, have a material effect on the liquidity of any member of the Group or the availability thereof or the requirements of any member of the Group for capital resources.

6.8	(A) The factual contents of the reports and letters of the Reporting Accountants are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports or letters or certificates misleading, and the opinions attributed to the Directors in such reports or letters or certificates are held in good faith based upon facts within their knowledge, and none of the Company and the Directors disagrees with any aspect of the reports, letters or certificates prepared by the Reporting Accountants; (B) no material information was withheld from the Reporting Accountants for the purposes of their preparation of their reports contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and the comfort letters to be issued by the Reporting Accountants in connection with the Global Offering and all information given to the Reporting Accountants by the Company for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading; and (C) no material information was withheld from the Reporting Accountants, the Joint Sponsors or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the pro forma net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included or incorporated by reference in any of the Offering Documents or their review of the Company’s profit forecast, cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

Schedule III-15

6.9	The Company has not received any notice, oral or written, from its board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

7	Indebtedness and material obligations

7.1	Except as disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) no member of the Group has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including, without limitation, bank overdrafts and loans, debt securities or similar indebtedness, subordinated bonds and hire purchase commitments, or any material mortgage or charge or any guarantee or other contingent liabilities, (B) no outstanding indebtedness of any member of the Group has or will (or with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing) become repayable before its stated maturity, nor has or will (or with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing) any security in respect of such indebtedness become enforceable by reason of default of such member of the Group, (C) to the best knowledge of the Company after due and careful enquiry, no person to whom any material indebtedness of any member of the Group that is repayable on demand is owed has demanded or threatened to demand repayment of, or to take steps to enforce any security for, the same, and (D) to the best knowledge of the Company, no circumstance has arisen such that any person is now entitled to require payment of any material indebtedness of any member of the Group or under any guarantee of any liability of any member of the Group by reason of default of such member of the Group or any other person or under any material guarantee given by any member of the Group,.

7.2	(A) The amounts borrowed by each member of the Group do not exceed any limitation on its borrowing contained in its articles of association or other constituent or constitutive documents or its business license or in any debenture or other deed or document binding upon it; (B) no member of the Group has factored any of its material debts or engaged in financing of a type which would not be required to be shown or reflected in its audited accounts; and (C) with respect to each of the borrowing facilities of any member of the Group, (i) such borrowing facility has been duly authorized, executed and delivered, is legal, valid, binding and enforceable in accordance with is terms and is in full force and effect, (ii) all undrawn amounts under such borrowing facility is or is expected to be capable of drawdown pursuant to the terms thereof, and (iii) to the best knowledge of the Company after due and careful enquiry, no event has occurred, and no circumstances exist, which could cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (D) to the best knowledge of the Company, no event has occurred, and no circumstances exist, in relation to any investment grants, loan subsidies or financial assistance received by or granted to or committed to be granted or pledged to the Company or any of the other members of the Group from or by any Authority in consequence of which the Company or the relevant member of the Group is or could be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

Schedule III-16

7.3	Except as disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and to the extent that the existence of any such guarantee or obligation would not, individually or in the aggregate, be material to the Company and the other members of the Group, taken as a whole, there are no material outstanding guarantee or contingent payment obligation of the Company or any other member of the Group in respect of indebtedness of third parties.

8	Subsequent events

8.1	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, subsequent to the date of the latest audited consolidated financial statements included or incorporated by reference in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP (the “Latest Audited Balance Sheet Date”), no member of the Group has (A) entered into or assumed or otherwise agreed to be bound by any contract; agreement or arrangement (including any letter of intent or memorandum of understanding), (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability or other obligation (including, without limitation, contingent liability or off-balance sheet obligations), (C) acquired or disposed of or agreed to acquire or dispose of any business or asset, or (D) cancelled, waived, released or discounted in whole or in part any debt or claim, (E) purchased or reduced, or agreed to purchase or reduce, its capital stock or other equity interest of any class, (F) declared, made or paid any dividend or distribution of any kind on its capital stock of any class, (G) had any lapse of any Intellectual Property (as defined below), or (H) entered into an agreement, a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (A) through (G) above, except, in each of the foregoing clauses (A) through (H), that would not, individually or in the aggregate, have a Material Adverse Effect.

8.2	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, subsequent to the Latest Audited Balance Sheet Date, (A) no member of the Group has sustained any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Authority, (B) each member of the Group has carried on and will carry on business in the ordinary and usual course so as to maintain it as a going concern and in the same manner as previously carried on, (C) each member of the Group has continued to pay its creditors in the ordinary course of business and on arm’s length terms, (D) there has been no material adverse change in the relations of the Group’s business with its suppliers, customers, partners, distributors, licensors or lenders, (E) there has been no damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Group taken as a whole, and (F) there has been no Material Adverse Effect.

8.3	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) there has been and will be no material change in the share capital, or increases in current or non-current portion of loans and borrowings of the Group as of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to amounts shown in the latest audited consolidated balance sheet of the Group as of December 31, 2021 included or incorporated by reference in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (B) except as described in the Memorandum on Profit Forecast for the Year Ending June 30, 2022 and 2023 and Working Capital Forecast for the 15 Months Ending June 30, 2023 dated June 28, 2022, there has not been and is not expected to have material decreases in revenues of the Group during the period from the Latest Audited Balance Sheet Date to (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to the corresponding period in the preceding financial year ended June 30, 2021 of the Company.

Schedule III-17

9	Assets

9.1	The Company and the other members of the Group have good and marketable title (or, in the case of a real property located in the PRC, valid land use rights and real property ownership certificates with respect to such real property) to the real property and personal property owned by them which are in each case material to the business of the Company and the other members of the Group taken as a whole, free and clear of all Encumbrances and defects except such as are described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; any real property and buildings held under lease by the Company and the other members of the Group are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the other members of the Group, and each member of the Group has rectified or is making its best efforts to rectify, such title defects; each personal property or asset, as applicable, held under lease or license by the Company or any of the other members of the Group is held by it under a lease or license in full force and effect that has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms, with such exceptions as would not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property or asset by the Company or the relevant member of the Group, as applicable; no material default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any of such leases or licenses; no member of the Group is aware of any action, suits, claims, demands, investigations, judgment, awards and proceedings of any nature that has been asserted or, to the best knowledge of the Company, threatened by any person which (i) may be materially adverse to the rights or interests of such member of the Group under such lease or tenancy or (ii) which may materially affect the rights of such member of the Group to the continued possession or use of such leased property or other asset; there are no Encumbrances, conditions, planning consents, orders, regulations or other restrictions which may materially interfere or affect the use made or proposed to be made of such leased property or other asset by any member of the Group; neither the Company nor any of the other members of the Group owns, operates, manages or neither the Company nor any of the other members of the Group owns, leases, licenses, operates, manages, uses or has any other right or interest in any other real property or building or personal property or asset, as applicable, of any kind that is material except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and no other real properties or buildings and personal properties or assets are necessary in order for the Company and the other members of the Group to carry on the business of the Company and the other members of the Group in the manner described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, other than those properties and assets whose absence would not, individually or in the aggregate, result in a Material Adverse Effect; the use of all properties owned or leased by each member of the Group is in accordance with its permitted use under all applicable Laws; and no member of the Group has any existing or contingent liabilities in respect of any properties previously occupied by it or in which it has owned or held any material interests.

Schedule III-18

9.2	Each member of the Group has valid title to all inventory used in its business free from any Encumbrances or other third party rights (other than any Encumbrances arising by operation of law in the ordinary or usual course of business and without fault on the part of the licensor or encumbrancer) and the inventory is of normal merchantable quality and capably of being used or sold to a purchaser by such member of the Group in the ordinary course of business.

10	Intellectual Property

10.1	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) the Company and the other members of the Group own, free of Encumbrances or adverse claims, or have obtained (or can obtain on reasonable terms) licenses for, or other rights to use, all material patents, patent applications, inventions, copyrights, trade or service marks (both registered and unregistered), trade or service names, domain names, technology, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential rights, information, systems or processes), and other proprietary information, rights or processes, including registrations and/or applications for registration with respect to any of the foregoing, (collectively, the “Intellectual Property”) described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP as being owned or licensed or used by them and such rights and licenses held by each member of the Group in any Intellectual Property comprises all the rights and licenses that are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted; none of the Intellectual Property that is material to the Group is unenforceable or invalid; (B) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, Intellectual Property is legal, valid, binding and enforceable in accordance with its terms, and is in full force and effect, the Company and the other members of the Group have complied with the terms of each such agreement, and no material default (or event which would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any such agreement and no notice has been given by or to any party to terminate any such agreement; (C) to the best knowledge of the Company after due and careful enquiry, there is no claim to the contrary or any challenge by any other person to the rights of the Company or any of the other members of the Group with respect to the Intellectual Property; (D) to the best knowledge of the Company after due and careful enquiry, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which are licensed to the Company; (E) to the best knowledge of the Company after due and careful enquiry, there is no infringement by third parties of any Intellectual Property of the members of the Group, except where such infringement or claim would not and could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; (F) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property or challenging the validity, enforceability or scope of any Intellectual Property and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (H) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others that alleges the Company or any other member of the Group infringes or otherwise violates, or would, upon the commercialization of any verticals, product or service described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP as under development or to be potentially developed, infringe or violate, any Intellectual Property rights of others, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (G) to the best knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (H) to the best knowledge of the Company, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to any Authority having jurisdiction over intellectual property matters in the jurisdictions in which the Group operates; (I) none of the members of the Group has received any notice alleging infringement, violation or conflict with, or knows of any basis for such infringement, violation or conflict with, rights of others with respect to the Intellectual Property; and (J) the discoveries, inventions, products or processes of the Company and the other members of the Group referenced in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (F) neither the Company nor any other member of the Group are in breach of, and each member of the Group has complied with, any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, the other members of the Group or any third party.

Schedule III-19

10.2	The trademarks, patents, domain names and copyrights shown in the section headed “Appendix V – Statutory and General Information – B. Further Information about Our Business – 2. Intellectual Property Rights” of the Hong Kong Prospectus, the Application Proof and the PHIP are the registered trademarks, patented, domain names and copyrights owned by the Group that are material to the business of the Group as currently conducted.

10.3	Each of the members of the Group has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”): (i) all use or disclosure of Confidential Information owned by the members of the Group to a third party has been pursuant to a written agreement between the members of the Group and such third party, and (ii) all use or disclosure of Confidential Information not owned by the members of the Group has been pursuant to the terms of a written agreement between the members of the Group and the owner of such Confidential Information, or is otherwise lawful.

Schedule III-20

11	Cybersecurity and Data Protection

11.1	(A) All networks, computer systems, communications systems, software and hardware, websites, applications, databases and other information technology assets and equipment which are currently owned, licensed or used by the Company or any other member of the Group (collectively, the “IT System”) as disclosed in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus comprise all of the information technology systems and related rights adequate for, or necessary to conduct the respective businesses of the Company and the other members of the Group as currently conducted or as proposed to be conducted; (B) the Company and the other members of the Group either legally and beneficially own, or have obtained licenses for, or other rights to use, all of the IT System; (C) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, the IT System is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, the Company and the other members of the Group have complied with the terms of each such agreement in all material respects, and no material default (or event which would constitute such a material default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any such agreement and no notice has been given by or to any party to terminate any such agreement; (D) all the records and systems (including but not limited to the IT System) and all data and information of the Company and the other members of the Group are maintained and operated by the Company and the other members of the Group and are not wholly or partially dependent on any facilities not under the exclusive ownership or control of the Company and the other members of the Group; (E) in the event that the persons providing maintenance or support services for the Company and the other members of the Group with respect to the Information Technology cease or are unable to do so, the Company and the other members of the Group have all the necessary rights and information to continue to maintain and support or have a third party maintain or support the IT System; (F) there are no defects relating to the IT System; (G) the Group has in place procedures to prevent unauthorized access and the introduction of viruses and to enable the taking and storing on-site and off-site of back-up copies of the software and data; and (H) the Group has in place adequate back-up policies and disaster recovery arrangements which enable its IT System and the data and information stored thereon to be replaced and substituted without disruption to the business of the relevant member of the Group.

11.2	(A) the Group has implemented and maintained adequate controls, policies, procedures, and safeguards to maintain and protect and their users’ confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same; The Company and the other members of the Group have complied with, in all material respects, all applicable cybersecurity and data privacy and protection Laws (including the Cybersecurity Law of the PRC, the Data Security Law of the PRC, the Personal Information Protection Law of the PRC, and the related regulations and rules), internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; (B) neither the Company nor any other member of the Group has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant Authority alleging any breach or non-compliance by it of the applicable cybersecurity and data privacy and protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (C) neither the Company nor any other member of the Group has received any claim for compensation from any person in respect of its business under the applicable cybersecurity and data privacy and protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding notice or order against the Company or any other member of the Group in respect of the rectification or erasure of data; and (D) no warrant has been issued authorizing the cybersecurity and data privacy and protection Authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any other member of the Group for the purposes of, inter alia, searching them or seizing any documents or other material found there.

11.3	(A) Neither the Company nor any other member of the Group has been designated as a “critical information infrastructure operator” in the PRC under the Cybersecurity Law of the PRC; (B) neither the Company nor any other member of the Group is subject to any communication, inquiry, notice, warning, investigation, or sanction relating to cybersecurity or data privacy or protection from or any cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), the CSRC or any other Authority, and none of the members of the Group is aware of any facts that would result in such proceedings; and (C) none of the members of the Group has received any objection to this Offering or the transactions contemplated under this Agreement or the International Underwriting Agreement from the CSRC, the CAC or any other relevant Authority.

Schedule III-21

12	Compliance with employment and labor Laws

12.1	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, each member of the Group established in the PRC, India, Indonesia, Canada, the United States and Hong Kong is making or has made any contribution to, or participates or has participated in, or has any obligation to provide, housing provident fund, social insurance, severance, pension, retirement, healthcare, death, social security or disability benefits or other actual or contingent employee benefits to any of its present or past employees or to any other person, and does not have any material outstanding payment obligations or unsatisfied liabilities under the rules of such schemes or the applicable Laws. There are no material amounts owing or promised to any present or former directors, employees or consultants of any member of the Group other than remuneration accrued, due or for reimbursement of business expenses. No directors or senior management or key employees of any member of the Group have given or been given notice terminating their contracts of employment; there are no proposals to terminate the employment or consultancy of any directors, senior management, key employees or consultants of any member of the Group or to vary or amend their terms of employment or consultancy (whether to their detriment or benefit). No member of the Group has any material undischarged liability to pay to any Authority in any jurisdiction any taxation, contribution or other impost arising in connection with the employment or engagement of directors, senior management, key employees or consultants by them. No material liability has been incurred by any member of the Group for breach of any director’s, employee’s or consultant’s contract of service, contract for services or consultancy agreement, redundancy payments, compensation for wrongful, constructive, unreasonable or unfair dismissal, failure to comply with any order for the reinstatement or re-engagement of any director, employee or consultant, or the actual or proposed termination or suspension of employment or consultancy, or variation of any terms of employment or consultancy of any present or former employee, director, senior management or consultant of any member of the Group.

12.2	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) there is (i) no pending or, to the best knowledge of the Company, threatened dispute with the employees of any member of the Group, and no strike, labor dispute, slowdown or stoppage or other conflict with the employees of any member of the Group, (ii) no union representation dispute currently existing concerning the employees of any member of the Group, and (iii) no existing, imminent or, to the best knowledge of the Company, threatened labor disturbance by the employees of any of the principal suppliers, manufacturers, contractors, customers, partners or distributors of any member of the Group, and (B) all the members of the Group are and have been at all times in compliance with all applicable labor and employment Laws in all material respects,

Schedule III-22

13	Compliance with environmental Laws

13.1	(A) The Company and the other members of the Group and their respective assets and operations are in compliance with, and the Company and each of the other members of the Group have obtained or made and hold and are in compliance with all Approvals and Filings required under, any and all applicable Environmental Laws (as defined below), except to the extent that failure to so comply with Environmental Laws or to so obtain, make or hold or comply with such Approvals and Filings would not, individually or in the aggregate, result in a Material Adverse Effect; (B) there are no past, present or, to the best knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs, liabilities or obligations to any member of the Group under, or to interfere with or prevent compliance by any member of the Group with, Environmental Laws; and (C) to the best knowledge of the Company after due and careful enquiry, no member of the Group is the subject of any noncompliance or investigation, or has received any notice, letters, demand or claim, or is a party to or affected by any pending or, to the best knowledge of the Company after due and careful enquiry, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Laws” means Laws relating to health, safety, the environment (including, without limitation, the protection, clean-up and restoration thereof and timely and proper completion of all relevant environmental protection acceptance procedures and receipt and renewal of all relevant pollutants emission permits), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, chemicals, pollutants, contaminants, petroleum, asbestos-containing materials, mold, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

14	Insurance

14.1	The Company and each of the other members of the Group maintain insurance covering their respective businesses, operations, properties, assets and personnel with insurers of recognized financial responsibility as the Company deems adequate; such insurance insures against such losses and risks to an extent which is prudent and adequate in accordance with customary industry practice to protect the Company and the other members of the Group and their respective businesses; all such insurance policies are in full force on the date hereof and is reasonably expected to be fully in force at all other times when the Warranties are repeated pursuant to this Agreement or the International Underwriting Agreement; all premiums due in respect of such insurance policies have been duly paid in full and all conditions for the validity and effectiveness of such policies have been fully observed and performed by the Company and other members of the Group; the Company and the other members of the Group are in compliance in all material respects with the terms of all such insurance policies and there are no claims by the Company or any of the other members of the Group under any such insurance policy as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of the other members of the Group has any reason to believe that it will not be able to renew any existing insurance as and when such insurance expires or to obtain similar insurance from similar insurers as may be necessary to continue its business as now conducted; neither the Company nor any of the other members of the Group has been refused any material insurance coverage sought or applied for.

Schedule III-23

15	Internal controls

15.1	The Company and any other member of the Group maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in compliance and conformity with GAAP or such other accounting standards as are adopted by the relevant member of the Group and maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (E) each of the Company and the other members of the Group has made and kept books, records and accounts which, in detail, accurately and fairly reflect the transactions of such entity and provide a sufficient basis for the preparation of financial statements in accordance with GAAP or such other accounting standards as are adopted by the relevant member of the Group, and (F) the Directors are able to make a proper assessment of the financial condition, results of operations and prospects of the Company and the other members of the Group, and such internal accounting and financial reporting controls are effective to perform the functions for which they were established and documented properly and the implementation of such internal accounting and financial reporting controls are monitored by the responsible persons; and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company or any other member of the Group is not aware of any material weaknesses in its internal control over financial reporting.

15.2	Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting.

15.3	The Company maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that (A) material information relating to the Company and any other member of the Group is made known in a timely manner to the Company’s board of directors and management by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Laws relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of price-sensitive information, inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, price-sensitive information, inside information (as defined in Part XIV of the Securities and Futures Ordinance) and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Law).

Schedule III-24

15.4	Any issues or deficiencies identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been rectified or improved in accordance with the recommendations set out in the internal control report to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws, and no such issues have materially and adversely affected, or could reasonably be expected to materially and adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

15.5	The statutory books, books of account and other records of whatsoever kind of each member of the Group are in the proper possession, updated in a timely manner and contain complete and accurate records as required by Laws to be dealt with in such books and no notice or allegation on the accuracy and rectification has been received; all accounts, documents and returns required by Laws to be delivered or made to the Registrar of Companies in Hong Kong, SFC or any other Authority in any jurisdiction have been duly and correctly delivered or made.

16	Compliance with bribery, money laundering and sanctions Laws

16.1	Neither the Company, nor any other member of the Group, nor any director, officer or employee of the Company or any other member of the Group, nor, to the best knowledge of the Company, any person acting on behalf of any of them, is aware of or has, directly or indirectly, (A) used any funds for any unlawful contribution, entertainment, payment, gift of funds, property or other unlawful expenses to any public official (as defined below) or relating to any political activity, in any jurisdiction; (B) made, or taken any action in furtherance of, an offer, promise or authorization of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any public official or relating to any political activity in any jurisdiction;(C), taken any action that would result in a violation by such persons of any applicable anti-bribery Laws, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable Laws or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the United Kingdom Bribery Act 2010, or any other applicable anti-bribery or anti-corruption Laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit to other third parties, including but not limited to joint venture partners, principal suppliers, contractors, manufacturers, customers, partners or distributors (as used herein, “public official” includes any official, agent, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local Authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the Joint Sponsors or Underwriters, or a government owned or controlled entity (an entity with an aggregate 25% or more government ownership or controlled by any one of the foregoing parties); and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above). The Company will not directly or indirectly, use the proceeds from the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, principal suppliers, contractors, customers, partners or distributors or other person or entity for matters identified in clauses (A) through (D) above. The Company and the other members of the Group and their respective affiliates have instituted, maintain and enforce and will continue to maintain and enforce policies and procedures designed to ensure continued compliance with all applicable anti-bribery and anti-corruption Laws.

Schedule III-25

16.2	(A) Neither the Company nor any other member of the Group, nor any of their respective directors, officers, employees, nor, to the best knowledge of the Company after due and careful enquiry, any agent, affiliate, representative or other person associated with or acting on behalf of the Company or any other member of the Group, is or undertakes any business with an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (i) the subject or the target of any sanctions or export control measures administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State including, without limitation, the designation as a “specially designated national” or “blocked person”), the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat for Economic Affairs (“SECO”), the Monetary Authority of Singapore (“MAS”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, Crimea, the Donetsk or Luhansk Regions, Cuba, Iran, Russia, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company and the other members of the Group have not engaged in (except as disclosed in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus), are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions or with or in the territory of any Sanctioned Country; (B) the Company will use the proceeds of the offering of the securities hereunder and thereunder exclusively in the manner set forth in the section headed “Future Plans and Use of Proceeds” in the Hong Kong Prospectus, the Application Proof, the PHIP and in the section headed “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company will not, directly or indirectly, use the proceeds from the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, principal suppliers, contractors, customers, partners or distributors or other person or entity (i) to fund or facilitate any activities of or business with any person that at the time of such funding or facilitation is, or whose government is, the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; (C) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such Sanctions or the Laws authorizing such promulgation) by any such government or person; and (D) the Company has implemented and maintains internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the Global Offering that is inconsistent with any of the Company’s representations and obligations in this clause 16.2 or any description in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Schedule III-26

16.3	The operations of the Company and the other members of the Group are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the anti-money laundering statutes of all jurisdictions where the Company or any other member of the Group conducts business, and the rules and regulations thereunder and any related or similar Laws issued, administered or enforced by any Authority (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Authority involving the Company or any other member of the Group with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

16.4	None of the issue and sale of the Offer Shares, the execution, delivery and performance of the Transaction Documents, the consummation of any transaction contemplated by the Transactions Documents, or the provision of services contemplated by this Agreement or the International Underwriting Agreement to the Company will result in a violation of any of the Anti-Money Laundering Laws or Sanctions.

17	Experts

17.1	Each of the Reporting Accountants, the Industry Consultant, the Internal Control Consultant, the Property Valuer and all legal counsels to the Company is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest and has granted its consent to including its report, opinions, letters or certificates (as the case may be) in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and has not withdrawn its consent.

17.2	(A) The factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Industry Consultant, the Internal Control Consultant, the Property Valuer and all legal counsels to the Company, respectively, are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Directors in such reports, opinions, letters or certificates are held in good faith based upon facts within their best knowledge, and none of the Company and the Directors disagree with any aspect of such opinions, reports, letters or certificates; and (B) no material information was withheld from the Reporting Accountants, the Industry Consultant, the Internal Control Consultant, the Property Valuer or any legal counsels to the Company, as applicable, for the purposes of its preparation of its report, opinion, letter or certificate, whether or not contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading.

18	Provision of information to research analysts

18.1	None of the Company, any member of the Group and/or any of their respective directors, officers, employees, or to the best of the Company’s knowledge, their respective affiliates, representatives and/or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus or publicly available.

Schedule III-27

19	Material contracts and connected transactions

19.1	All material contracts or agreements entered into within two (2) years of the date of the Hong Kong Prospectus (other than contracts entered into in the ordinary course of business) to which the Company or any of the other members of the Group is a party and which are required to be disclosed as material contracts in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or filed therewith or filed as material contracts with the Registrar of Companies in Hong Kong (the “material contracts”) have been so disclosed and filed, in their entirety, without omission or redaction unless a certificate of exemption has been granted by the SFC; no material contracts which have not been so disclosed and filed will, without the written consent of the Joint Sponsors and the Joint Global Coordinators, be entered into, nor will the terms of any material contracts so disclosed and filed be changed, prior to or on the Listing Date; neither the Company, any other member of the Group, nor any other party to any material contract, has sent or received any notice or communication regarding termination of, or intent not to renew, any such material contract, and no such termination or non-renewal has been threatened by the Company, any other member of the Group or, to the best of the Company’s knowledge, any other party to any such material contract. All contracts or agreements material to the business, properties or assets of the Company are valid, binding and enforceable and in compliance with Laws.

19.2	Except as otherwise disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, neither the Company nor any other member of the Group has entered into any contract, agreement, letter of intent or memorandum of understanding in relation to a merger or consolidation or an establishment, acquisition or disposition of assets, technologies, business units or businesses, joint venture, or strategic cooperation.

19.3	Each of the contracts listed as being material contracts in the section of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Appendix V – Statutory and General Information – B. Further Information about the business – 1. Summary of Material Contracts” and filed as exhibits to the Registration Statement has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms.

19.4	Except as disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, none of the Company and the other members of the Group has any material capital commitment, or is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not on an arm’s length basis in the ordinary and usual course of business (for these purposes, a long-term contract, commitment, or arrangement is one which is unlikely to have been fully performed in accordance with its terms more than six months after the date it was entered into or undertaken or is incapable of termination by either the Company or any other member of the Group (as relevant) on six months’ notice or less).

19.5	None of the Company and the other members of the Group is a party to any agreement or arrangement which prevents or restricts it in any way from carrying on business in any jurisdiction, or is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world, except for any such agreement or arrangement that would not, individually or in the aggregate, result in a Material Adverse Effect.

Schedule III-28

19.6	To the best knowledge of the Company, no partner, distributor, third-party contractor, manufacturer, customer or supplier of the Group has failed to comply with Company’s code of conduct applicable to such persons or is considering ceasing to deal with the Company or the other members of the Group or reducing the extent or value of its dealings with the Company or the other members of the Group, which would, or is likely to, individually or in the aggregate, result in a Material Adverse Effect.

19.7	Neither the Company nor any of the other members of the Group is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

19.8	None of the Company and the other members of the Group is a party to any agreement or arrangement or is carrying on any practice (A) which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where the Company or any of the other members of the Group has assets or carries on business, or (B) in respect of which any filing, registration or notification is required or is advisable pursuant to such Laws (whether or not the same has in fact been made).

19.9	In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), (A) the statements set forth in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP relating to the Connected Transactions are complete, true and accurate in all material respects, and there are no facts or matters the omission of which would make any such statements misleading, and there are no other Connected Transactions which have not been disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (B) the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP have been entered into and carried out, and will be carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company, and the Directors, including, without limitation, the independent non-executive Directors, in coming to their view have made due, careful and proper inquiries and investigations of such Connected Transactions; (C) the Company has complied with and will continue to comply with the terms of the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP so long as the agreement or arrangement relating thereto is in effect, and shall inform the Joint Sponsors and the Joint Global Coordinators promptly should there be any breach of any such terms before or after the listing of the Shares on the Stock Exchange; (D) the Connected Transactions and each of the related agreements as disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP has been duly authorized, executed and delivered, constitutes a legal, valid and binding agreement or undertaking of the parties thereto, enforceable in accordance with its terms, and is in full force and effect; (E) each of the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP was and will be carried out by the Group in compliance with all applicable Laws; and (F) the Directors are of the view that the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are and will remain exempt from the reporting, annual review, announcement and independent shareholders’ approval requirements under the Listing Rules.

Schedule III-29

19.10	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no material indebtedness (actual or contingent) and no material contract, agreement or arrangement (other than employment contracts or service agreements with current directors or officers of the Company or of any other member of the Group) is or will be outstanding between the Company or the relevant member of the Group, on the one hand, and any affiliate, substantial shareholder, current or former director or officer of the Company or any member of the Group, or any associate (as the term is defined in the Listing Rules) of any of the foregoing persons, on the other hand.

19.11	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, neither the Controlling Shareholders, nor any of the directors or officers of any member of the Group or any of their respective associates (as the term is defined in the Listing Rules), either alone or in conjunction with or on behalf of any other person, is interested in any business that competes or is likely to compete, directly or indirectly, with the business of any member of the Group, nor is any of the Controlling Shareholders, any of the directors or officers of any member of the Group or any of their respective associates, interested, directly or indirectly, in any assets which have since the date two years immediately preceding the date of the Hong Kong Prospectus been acquired or disposed of by or leased to either the Company or any other member of the Group. Neither the Controlling Shareholders, nor any of the directors or officers of any member of the Group or any of their respective associates (as the term is defined in the Listing Rules), is or will be interested in any agreement or arrangement with the Company or any other member of the Group which is subsisting on the Listing Date and which is material to the business of the Company.

19.12	To the best knowledge of the Company, none of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect.

19.13	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there are no relationships or transactions not in the ordinary course of business or not on arm’s length basis between the Company or any other member of the Group, on one hand, and their respective customers or suppliers, partners or distributors, manufacturers or contractors, on the other hand.

20	Taxation

20.1	Each of the members of the Group has timely paid all material amounts of Taxes due or claimed to be due, and timely complied with all applicable Laws and requirements for returns, reports or filings for Taxation purposes required to be filed in the jurisdictions where the Company or any of the other members of the Group are incorporated, managed or engaged in business; all such returns, reports or filings have been made up to date, are complete, true and accurate in all material respects and not misleading, and are not the subject of any dispute, except for Taxes currently being contested in good faith and by appropriate proceedings, with any taxing or other Authority and as to which adequate reserves have been provided; the provisions or reserves (if any) made in the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus included appropriate provisions required under the IFRS or GAAP, as applicable, for all Taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company and any other member of the Group was then or would reasonably be expected thereafter to become liable; there is no deficiency for any Taxes of any amount that has been asserted against the Company or any of the other members of the Group that would be reasonably anticipated to give rise to a liability in excess of any reserves established with respect to Taxes; the statements set forth in the sections of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Appendix IV - Summary of the Constitution of the Company and Cayman Islands Company Law – 19. Taxation” and in the section of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Taxation” are complete, true and accurate in all material respects and not misleading.

Schedule III-30

20.2	Each of the waivers and other relief, concession and preferential treatment relating to Taxes granted to the Company or any of the other members of the Group by any Authority is valid, binding and enforceable and in full force and effect, and does not and will not conflict with, or result in a breach or violation of, or constitute a default under any applicable Laws.

20.3	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no stamp, registration, value-added, issuance, transfer or similar Taxes and no capital gains, income, withholding or other Taxes are payable by or on behalf of the Company or any of the other members of the Group in Hong Kong, the United States, the Cayman Islands, the PRC, or other relevant jurisdictions, or to any taxing or other Authority thereof or therein in connection with (A) the execution, delivery, performance or enforcement of the Transaction Documents or the Stock Borrowing Agreement (if applicable), or the consummation of the transactions contemplated by the Transaction Documents or the Stock Borrowing Agreement (if applicable); (B) the creation, allotment and issuance of the Offer Shares, (C) the offer, sale and delivery of the Offer Shares by the Company, or (D) the deposit of the Offer Shares with the HKSCC.

20.4	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilizing Manager and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance, capital, value-added, documentary or transfer Taxes or duties and no capital gains, income, withholding or other Taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters in connection with (A) the issuance of the Offer Shares by the Company to the Underwriters; (B) the sale and delivery of the Offer Shares by the Underwriters; (C) the execution, delivery, performance and admission in court proceedings of this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby; (D) any subsequent transfer of, or agreement to transfer, the Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (E) deposit of the Offer Shares with the HKSCC.

21	Dividends

21.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, all dividends and other distributions declared and payable to the shareholders of the Group are not subject to, and may be paid freely and clear of and without deduction for or on account of, any withholding or other Taxes imposed, assessed or levied by or under the Laws of Hong Kong, the Cayman Islands, the PRC or the United States or any other relevant jurisdiction or any taxing or other Authority thereof or therein.

Schedule III-31

21.2	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no member of the Group is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the capital stock or other equity interests of or in such member of the Group, from repaying to the Company any loans or advances to such member of the Group from the Company or from transferring any of the properties or assets of such member of the Group to the Company or any other member of the Group. Each member of the Group has full power and authority to freely pay, transfer and remit funds out of such member’s jurisdiction of incorporation or tax residence in respect of any such dividend, distribution or repayment in United States dollars, Hong Kong dollars or other freely exchangeable currency without the need of obtaining any Approvals and Filings.

22	Litigation and other proceedings

22.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there are (A) no actions, suits, proceedings, investigations or inquiries in any jurisdiction or under any Laws or by or before any Authority pending or, to the best knowledge of the Company, threatened or contemplated to which any member of the Group or any of their respective directors, officers or employees is or may be a party or to which any of their respective properties or assets is or may be subject, at law or in equity, or before or by any Authority, whether or not arising from transactions in the ordinary course of business, (B) no Laws that have been enacted, adopted or issued or, to the best knowledge of the Company, that has been proposed by any Authority, and (C) no judgments, decrees or orders of any Authority, to which any member of the Group or any of their respective directors, officers or employees is or may be a party or to which any of their respective properties or assets is or may be subject, which, in any such case described in clause (A), (B) or (C) above, would, or could reasonably be expected to, result in, individually or in the aggregate, a Material Adverse Effect or materially and adversely affect the power or ability of the Company to perform its obligations under the Transaction Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by the Transaction Documents or otherwise materially and adversely affect the Global Offering, or are required to be described in any of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP but are not so described.

22.2	None of the Company and the other members of the Group, nor, to the best knowledge of the Company, any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to (A) wind up, liquidate, dissolve, make dormant or eliminate or declare insolvent any member of the Group, (B) to withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in order to conduct the business of any member of the Group, or (C) to bring an adverse effect on the completion of the Global Offering.

22.3	No member of the Group which is a party to a joint venture or shareholders’ agreement is in material dispute with the other parties to such joint venture or shareholders’ agreement and, to the best knowledge of the Company, there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties in any material respect.

Schedule III-32

23	Market conduct

23.1	None of the Company and the other members of the Group and their respective directors, officers, employees, agents, representatives, affiliates or controlling persons, nor any person acting on behalf of any of them, has, at any time prior to the date of this Agreement, done or engaged in, or will, until the Joint Global Coordinators have notified the Company of the completion of the distribution of the Offer Shares, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, or (C) result in a violation of Regulation M under the Exchange Act. For the avoidance of doubt, the appointment of the Stabilization Manager or otherwise pursuant to the Over-allotment Option as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not constitute such act or course of conduct.

23.2	None of the Company and the other members of the Group and their respective directors, officers, employees, agents, representatives, affiliates or controlling persons, nor any person acting on behalf of any of them, (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) has taken or will take, directly or indirectly, any action which would constitute a violation of any applicable Laws, including the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance and the Regulation M under the Exchange Act; or (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters or any person acting for them as the stabilization manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise. For the avoidance of doubt, the appointment of the Stabilizing Manager or otherwise pursuant to the Over-allotment Option as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not constitute such action as described above.

24	Immunity

24.1	Under the Laws of Hong Kong, the Cayman Islands, the United States, the PRC or any other relevant jurisdiction, neither the Company nor the other members of the Group, nor any of the properties, assets or revenues of the Company or the other members of the Group is entitled to any right of immunity on any grounds from any action, suit or proceeding (including, without limitation, arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or any arbitral award.

25	Further Undertakings

25.1	As of the date hereof, the issued share capital comprises Class A ordinary shares and Class B ordinary shares. Upon the Listing, the Company will not have a weighted voting rights structure and all Class B ordinary shares will be converted and re-designed as Ordinary Shares without any super-voting rights.

Schedule III-33

26	Choice of law and dispute resolution

26.1	The choice of law provisions set forth in this Agreement or the International Underwriting Agreement will be recognized and given effect to by the courts of the PRC (subject to applicable PRC laws regarding choice of law and the discretion of the relevant courts or public policies and other principles to be considered by such courts), Hong Kong, the Cayman Islands and any other relevant jurisdiction; the Company can sue and be sued in its own name under the Laws of the United States, the PRC, the Cayman Islands, Hong Kong and any other relevant jurisdiction; the irrevocable submission by the Company to the non-exclusive jurisdiction of any New York Court (as defined in the International Underwriting Agreement), the waiver by the Company of any objection to the venue of an action, suit or proceeding in any New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of all rights to trial by jury, the irrevocable appointment of the Authorized Agent, the waiver of immunity on the grounds of sovereignty or otherwise, and the agreement that this Agreement and the International Underwriting Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to any principles of conflict of laws are legal, valid and binding under the Laws of the PRC, the Cayman Islands, Hong Kong and any other relevant jurisdiction and will be respected by the courts of the PRC (subject to applicable PRC laws regarding submission to foreign jurisdiction for dispute resolution and the discretion of the relevant courts or public policies and other principles to be considered by such courts), the Cayman Islands, Hong Kong and any other relevant jurisdiction; service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company; any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced by the courts of the Cayman Islands, Hong Kong and, may be recognized and enforced by the courts of the PRC (subject to the requirements of the Civil Procedure Law and any other applicable law of the PRC relating to the enforceability of foreign judgments and the discretion of the relevant courts or public policies and other principles to be considered by such courts).

26.2	It is not necessary under the Laws of Hong Kong or the Cayman Islands that any of the International Underwriters or Hong Kong Underwriters should be licensed, qualified or entitled to carry out business in Hong Kong or the Cayman Islands (A) to enable them to enforce their respective rights under this Agreement or the International Underwriting Agreement or any other document to be furnished hereunder or thereunder, or (B) solely by reason of the execution, delivery or performance of this Agreement and the International Underwriting Agreement.

27	No other arrangements relating to sale of Offer Shares

27.1	Except pursuant to this Agreement and the International Underwriting Agreement, neither the Company nor any of the other members of the Group has incurred any liability, and, other than the sponsors engagement in connection with the Listing, there are no contracts, agreements or understandings between the Company or any other member of the Group and any person that would give rise to a valid claim against the Company or any other member of the Group or the Underwriters, for any finder’s or broker’s fee or agent’s commission or other payments in connection with the execution and delivery of this Agreement and the International Underwriting Agreement or the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby and thereby or by each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Schedule III-34

27.2	Neither the Company nor any of the other members of the Group has entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Shares other than this Agreement or the International Underwriting Agreement.

28	United States aspects

28.1	The Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus , and the filing of the relevant documents with the Commission have been or will be duly authorized by and on behalf of the Company, and the Registration Statement have been or will be duly executed pursuant to such authorization by and on behalf of the Company.

28.2	The Offer Shares have been duly registered under the Securities Act pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Securities Act.

28.3	The Company will qualify the Offer Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Joint Global Coordinators may designate and maintain such qualifications in effect so long as required to complete the distribution of the Offer Shares.

28.4	There is and has been no failure on the part of the Company or any other member of the Group or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

28.5	The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

28.6	Based on the current and anticipated value of the Company's assets and the composition of its income and assets (taking into account the expected cash proceeds from the offering), including goodwill and other unbooked intangibles, the Company does not presently expect to be a passive foreign investment company (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or the foreseeable future.

28.7	The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, will not be an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

28.8	There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

28.9	There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

Schedule III-35

28.10	At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

28.11	The Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement in connection with the offering of the Offer Shares and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement.

28.12	The Company has not been identified as a “commission-identified issuers” as defined in the Holding Foreign Companies Accountable Act and the rules and regulations thereunder.

28.13	The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files and will file timely reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

28.14	The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer or director of the Company and delivered to the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the International Underwriter or any legal counsels to the Hong Kong Underwriters, the International Underwriters or the Joint Sponsors in connection with the Global Offering shall constitute and be deemed to be a representation and warranty by the Company as to matters covered thereby, to each of the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the International Underwriters.

Schedule III-36

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

We, Ye Guofu, Chief Executive Officer of MINISO Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), pursuant to Section 6(b) of the International Underwriting Agreement, dated July [6], 2022 (the “International Underwriting Agreement”), among the Company and the several International Underwriters named therein, and pursuant to Schedule 3 – Part B - Clause 29 of the Hong Kong underwriting agreement, dated July 29, 2022 (the “Hong Kong Underwriting Agreement”), among the Company and the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge after due and careful inquiry:

1.	The representations and warranties of the Company in the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate and not misleading as of the date hereof as though made on and as of this date.

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date hereof.

3.	There has been no material adverse change in the capital stock, total current assets, total current liabilities, shareholders’ equity or indebtedness of the Group as of the date hereof, as compared to amounts shown in the latest audited consolidated balance sheet of the Group as of December 31, 2021 included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.	There have been no material decreases in revenue of the Group during the period from the date of the latest audited consolidated income statement of the Group for the six months ended December 31, 2021 included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus to the date hereof, as compared to the corresponding period in the preceding financial year ended June 30, 2021 of the Company.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

[Signature page to follow]

A-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated:

By:
Name:	Ye Guofu (叶国富)
Title:	Executive Director, Chairman of the Board and Chief Executive Officer

A-2

EXHIBIT B

OFFICER’S CERTIFICATE OF COMPANY RE NON-COMFORTED DATA

I, Zhang Saiyin, Chief Financial Officer of MINISO Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), pursuant to Section 6(c) of the International Underwriting Agreement, dated July [6], 2022 (the “International Underwriting Agreement”), among the Company and the several International Underwriters named therein, and pursuant to Schedule 3 - Part B - Clause 30 of the Hong Kong underwriting agreement, dated June 29, 2022 (the “Hong Kong Underwriting Agreement”), among the Company and the several Hong Kong Underwriters named therein, hereby certify that, to the best of our knowledge after due and careful inquiry:

1.	I am familiar with the accounting, operations, records systems and internal controls of the Company.

2.	I have participated in the preparation of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus. In connection with such participation, I have reviewed the disclosure in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus and have discussed such disclosure with other members of the senior management of the Company, the counsels to the Company, the Joint Global Coordinators, the counsels to the International Underwriters and KPMG as independent reporting accountants to the Company.

3.	In particular, I have reviewed the financial and operating data and other information that has been identified on the copies of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus attached hereto as Annex A (the “Company Information”).

4.	Where the Company Information is derived from the Company’s accounting, business and other records, I confirm that the Company Information has been properly extracted from such records and is accurately reproduced in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

[Signature page to follow]

B-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated:

By:
Name:	Zhang Saiyin (张赛音)
Title:	Executive Director, Chief Financial Officer and Executive Vice President

B-2

EXHIBIT C

SECRETARY’S CERTIFICATE

We, Hoi Ting Wong and Jingjing Zhang, the joint secretary of MINISO Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), hereby certify that:

1.	Attached hereto as Appendix A is a true, accurate and complete copy of the memorandum of association of the Company (together with copies of resolutions annexed thereto), as amended on [July 11], 2022, which are in full force and effect at all times since the date of adoption (as so amended) to and including the date hereof.

2.	Attached hereto as Appendix B are true, accurate and complete copies of resolutions duly adopted by (i) the board of directors of the Company or a committee thereof at meetings duly called and held on June 24, 2022, and (ii) the Company’s shareholders at a meeting duly called and held on [July 11], 2022, at each of which a quorum was present and acting throughout; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s board of directors or any committee thereof or by the Company’s shareholders relating to the Global Offering. In connection with the Global Offering, the Company has entered into the International Underwriting Agreement, dated [July 6], 2022 (the “International Underwriting Agreement”) with several International Underwriters named therein, and the Hong Kong Underwriting Agreement dated June 29, 2022 with several Hong Kong Underwriters named therein.

3.	The International Underwriting Agreement and the Hong Kong Underwriting Agreement, as executed and delivered on behalf of the Company, is in the form or substantially the form approved by the board of directors of the Company at its meeting held on June 24, 2022.

4.	There have not been any written communications, or any memoranda relating to conversations, between the Company, its directors, officers and employees or, after due and careful inquiry, its accountants, counsel or representatives (excluding, for the avoidance of doubt, the Joint Sponsors to the Company’s application for the listing of the Shares on the SEHK) on the one hand and the SEHK, the SFC or any applicable Authority, or their respective staff, on the other hand, relating to the Global Offering and/or the listing of the Shares on the SEHK.

5.	Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the International Underwriting Agreement and the Hong Kong Underwriting Agreement and any other document delivered prior to or on the date hereof in connection with the Global Offering was at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated:

By:
Name:	Hoi Ting Wong
Title:	Joint Company Secretary

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated:

By:
Name:	Jingjing Zhang
Title:	Joint Company Secretary

EXHIBIT D

OVER-ALLOTMENT OPTION EXERCISE NOTICE

[●] 2022

To:	MINISO Group Holding Limited
(the “Company”)

Dear Sirs,

Reference is made to the International Underwriting Agreement dated [●] 2022 (the “International Underwriting Agreement”) between, inter alios, the Company and the several International Underwriters named therein in relation to the International Offering of ordinary shares (the “Shares”) of the Company.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section 1 of the International Underwriting Agreement, to elect to purchase a further [●] Option Shares. We hereby request that delivery of the Option Shares take place on or around [●] a.m. on [●] 2022.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signatures to Follow]

For and on behalf of

Merrill Lynch (Asia Pacific) Limited

By:
Name: Yvonne Lo
Title: Managing Director

For and on behalf of

Haitong International Securities Company Limited

By:
Name: Ho, Kenneth Shiu Pong
Title: Managing Director

For and on behalf of

UBS AG Hong Kong Branch

By:
Name: Bing Lei
Title: Executive Director

By:
Name: Vincent Tang
Title: Director

For and on behalf of

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein

MINISO Group Holding Limited

By:
Name:
Title:

D-6